QUANTA SERVICES, INC.
3.75% Convertible Subordinated Notes
due 2026

Indenture
Dated May 3, 2006

Wells Fargo Bank, National Association, as Trustee

CROSS REFERENCE TABLE*
*	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

TIA Section	Indenture Section
310 (a)(1)	8.10
(a)(2)	8.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	8.08; 8.10
(c)	N.A.
311 (a)	N.A.
(b)	N.A.
(c)	N.A.
312 (a)	2.06
(b)	13.03
(c)	13.03
313 (a)	8.06
(b)(1)	N.A.
(b)(2)	8.06
(c)	13.02
(d)	7.06
314 (a)	5.02; 5.03; 13.02
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315 (a)	8.01
(b)	8.05; 13.02
(c)	8.01
(d)	8 .01
(e)	7.11

i

TIA Section	Indenture Section
316 (a) (last sentence)	2.09
(a)(1)(A)	7.05
(a)(1)(B)	7.04
(a)(2)	N.A.
(b)	7.07
317 (a)(1)	7.08
(a)(2)	7.09
(b)	2.05
318 (a)	13.01
N.A. means Not Applicable.

ii

i

Exhibit A Form of Security
Exhibit B Form of Conversion Notice
Exhibit C Form of Repurchase Notice
Exhibit D Form of Change in Control Purchase Notice

v

          THIS INDENTURE is dated as of May 3, 2006 between QUANTA SERVICES, INC., a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (“Trustee”).
          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
          SECTION 1.01. Definitions.
          “Additional Interest” means all liquidated damages payable in the form of additional interest on the Securities pursuant to Section 8 of the Registration Rights Agreement. Unless the context indicates otherwise, all references to “interest” in this Indenture or the Securities shall be deemed to include Additional Interest and Contingent Interest.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agent” means any Registrar, Conversion Agent, Bid Solicitation Agent, and Paying Agent.
          “Agent Members” shall have the meaning set forth in Section 2.13(e)(v).
          “Applicable Quarter” shall have the meaning set forth in Section 11.01.
          “Authorized Newspaper” means a newspaper, in the English language or, at the option of the Company, in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required or permitted to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers meeting the foregoing requirements and in each case on any Business Day.
          “Average Closing Price” means with respect to any distribution, the average of the Sale Prices for the five consecutive Trading Days ending on the date immediately preceding the Time of Determination.
          “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

          “Bid Solicitation Agent” means the agent of the Company appointed to obtain quotations for the Securities as set forth under the definition of Trading Price, which such agent shall initially be the Trustee and shall at no time be an Affiliate of the Company. The Company may, from time to time, change the Bid Solicitation Agent.
          “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” means any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.
          “Capital Stock” of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.
          “Cash Amount” shall have the meaning set forth in Section 11.01.
          “Cash Settlement Averaging Period” shall have the meaning set forth in Section 11.01.
          “Cash Settlement Notice Period” shall have the meaning set forth in Section 11.01.
          “Certificated Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.02(d) hereof, substantially in the form of Exhibit A hereto except that such security shall not bear the Global Securities Legend and shall not have the “Schedule of Interests in the Global Security” attached thereto.
          “Change in Control” shall have the meaning set forth in Section 4.02.
          “Change in Control Effective Date” shall have the meaning set forth in Section 11.12.
          “Change in Control Notice” shall have the meaning set forth in Section 4.02.
          “Change in Control Purchase Date” shall have the meaning set forth in Section 4.02.
          “Change in Control Purchase Notice” shall have the meaning set forth in Section 4.02.

          “Change in Control Purchase Price” shall have the meaning set forth in Section 4.02.
          “Common Equity” of any Person means capital stock of such Person that is generally entitled to (1) vote in the election of directors of such person or (2) if such person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.
          “Common Stock” means the common stock of the Company, par value $.00001 per share, as it exists on the date hereof and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of the Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
          “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.
          “Company Notice” shall have the meaning set forth in Section 4.01.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President, its Chief Financial Officer or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
          “Contingent Debt Regulations” shall have the meaning set forth in Section 14.04.
          “Contingent Interest” means such interest payable as described in Article 14.
          “Contingent Interest Period” means (i) the interest period commencing on, and including, April 30, 2010 and ending on, and including, October 29, 2010, and (ii) each six-month interest period from October 30 to April 29 or from April 30 to October 29 thereafter.
          “Conversion Agent” shall have the meaning set forth in Section 2.04.
          “Conversion Date” shall have the meaning set forth in Section 11.02.
          “Conversion Notice” shall have the meaning set forth in Section 11.02.
          “Conversion Obligation” shall have the meaning set forth in Section 11.01.
          “Conversion Price” means the result obtained by dividing $1,000 by the Conversion Rate.

          “Conversion Rate” means, as of any date, the number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (initially, 44.6229 shares), as adjusted pursuant to Article 11 as of such date.
          “Conversion Retraction Period” shall have the meaning set forth in Section 11.01.
          “Conversion Trigger Price” shall have the meaning set forth in Section 11.01.
          “Conversion Value” means the product of (1) the Conversion Rate multiplied by (2) the average of the Sale Prices on each of the Trading Days during the Cash Settlement Averaging Period.
          “Corporate Trust Office” means the principal office of the Trustee in the Borough of Manhattan, The City of New York, at which at any particular time this Indenture shall be principally administered, which office at the date hereof is located at 45 Broadway, 12th Floor, New York, NY 10006, Attention: Worldwide Securities Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office in the Borough of Manhattan, The City of New York of any successor Trustee.
          “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Defaulted Interest” shall have the meaning set forth in Section 12.02.
          “Depositary” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company, which Depositary shall be a clearing agency registered under the Exchange Act.
          “Designated Senior Indebtedness” means Senior Indebtedness under the Senior Credit Agreement and the Company’s obligations under any other particular Senior Indebtedness that expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” of the Company for the purposes of this Indenture.
          “Distribution Notice” shall have the meaning set forth in Section 11.01.
          “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.
          “DTC” means The Depository Trust Company.
          “Event of Default” shall have the meaning set forth in Section 6.01.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Ex-Dividend Date” means, with respect to any issuance or distribution on the Common Stock, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
          “Ex-Dividend Time” the time immediately prior to the commencement of “ex-dividend” trading for such rights, warrants or options or distribution on The New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.
          “Expiration Time” shall have the meaning set forth in Section 11.11.
          “Final Notice Date” shall have the meaning set forth in Section 11.01.
          “Global Securities Legend” shall have the meaning set forth in Section 2.02.
          “Global Security” means a permanent Global Security substantially in the form of Exhibit A hereto that bears the Global Securities Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that represents all or part of the Securities and is deposited with or on behalf of and registered in the name of the Depositary.
          “Global Security Holder” means the Holder of a Global Security, which shall be the nominee of DTC, for so long as DTC is the Depositary.
          “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of Indebtedness, and the term “Guaranteed” has a meaning correlative to the foregoing.
          “Holder” is defined in the definition of Securityholder below.
          “Indebtedness” means, with respect to any Person, without duplication:
               (1) all indebtedness, obligations and other liabilities of such Person for borrowed money, including commitment or standby fees, enforcement expenses, collateral protection expenses and other reimbursement indemnity obligations with respect to such indebtedness, overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation of such Person incurred in the ordinary course of business in connection with the obtaining of materials or services;
               (2) obligations of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances;

               (3) obligations of such Person in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on its balance sheet;
               (4) all obligations and other liabilities of such Person under any lease or related document in connection with the lease of real property that provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and such Person’s obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;
               (5) all obligations of such Person with respect to an interest rate or other swap, cap or collar agreement or foreign currency hedge, exchange or purchase agreement;
               (6) all direct or indirect guarantees or similar agreements in respect of such Person’s obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in paragraphs (1) through (5) of this definition;
               (7) any obligations of such Person described in paragraphs (1) to (5) of this definition secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person; and
               (8) any renewals, extensions, refundings, refinancings, restructurings, amendments or modifications to paragraphs (1) through (7) of this definition.
          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.
          “Interest Payment Date,” when used with respect to any Security, means the date an installment of interest is due and payable on such Security.
          “Issue Date” means the first date on which Securities were originally issued hereunder.
          “Legal Holiday” shall have the meaning set forth in Section 13.08.
          “Make-Whole Change in Control” means a transaction that constitutes a Change in Control pursuant to any of clauses (1)-(3) of the definition thereof in Section 4.02 and in which more than 10% of the consideration for the Common Stock in such transaction consists of cash (other than cash payments for fractional shares and cash payments in respect of dissenters’ appraisal rights) or other property or securities that are not, or upon issuance will not be, traded on a U.S. national securities change or quoted on The Nasdaq National Market (at such time that The Nasdaq National Market is not a U.S. national securities market).
          “Make-Whole Shares” has the meaning set forth in Section 11.12.
          “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the U.S. national securities exchange or The Nasdaq National Market (at such time that The Nasdaq National Market is not a U.S. national securities exchange) on which the Common Stock is listed) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
          “Maturity” means the date on which the Principal of a Security becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration, call for redemption, purchase by the Company or otherwise.
          “Maturity Date” shall have the meaning set forth in Section 2.01.
          “Non-Electing Share” shall have the meaning set forth in Section 11.19.
          “Notice of Default” shall have the meaning set forth in Section 6.01.
          “Notice of Redemption” shall have the meaning set forth in Section 3.03.
          “Notice of Withdrawal” shall have the meaning set forth in Section 4.03.
          “Offering Memorandum” means the final offering memorandum of the Company dated April 26, 2006 relating to the Securities.
          “Officer” means the Chairman of the Board, any Vice Chairman, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.
          “Officers’ Certificate” means a written certificate signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President, its Chief Financial Officer or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
          “Opinion of Counsel” means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.
          “Outstanding Securities” shall have the meaning set forth in Section 2.09.
          “Paying Agent” shall have the meaning set forth in Section 2.04.

          “Payment Blockage Period” shall have the meaning set forth in Section 15.03.
          “Payment Default” shall have the meaning set forth in Section 15.03.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
          “Post-Distribution Price” shall have the meaning set forth in Section 11.09.
          “Principal” or “Principal Amount” of a Security, except as otherwise specifically provided in this Indenture, means the outstanding principal of the Security.
          “Private Placement Legend” means the legend set forth in Section 2.13(g) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
          “Proceeding” shall have the meaning set forth in Section 15.02.
          “Public Acquirer Change in Control” has the meaning set forth in Section 11.13.
          “Public Acquirer Change in Control Effective Date” has the meaning set forth in Section 11.13.
          “Public Acquirer Common Stock” has the meaning set forth in Section 11.13.
          “Purchased Shares” shall have the meaning set forth in Section 11.11.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Redemption Date” when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.
          “Redemption Notice Date” shall have the meaning set forth in Section 11.01.
          “Redemption Price” shall mean the price specified for redemption of such Security in accordance with the terms of such Security and this Indenture.
          “Registrar” shall have the meaning set forth in Section 2.04.
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 3, 2006, by and among the Company, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.
          “Regular Record Date” shall have the meaning set forth in Section 2.01.
          “Repurchase Date” shall have the meaning set forth in Section 4.01.

          “Repurchase Notice” shall have the meaning set forth in Section 4.01.
          “Repurchase Price” shall have the meaning set forth in Section 4.01.
          “Restricted Certificated Security” means a Certificated Security bearing the Private Placement Legend.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 144A Global Security” means a Global Security bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 144A.
          “Sale Price” means for any Trading Day the closing sale price of the Common Stock per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such Trading Day as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported on The Nasdaq National Market (at such time that The Nasdaq National Market is not a U.S. national securities exchange). If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by The Nasdaq National Market (at such time that The Nasdaq National Market is not a U.S. national securities exchange) on the relevant date, the “Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the “Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.
          “SEC” means the Securities and Exchange Commission.
          “Securities” means the Company’s 3.75% Convertible Subordinated Notes due 2026 issued and authenticated pursuant to this Indenture.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Securities Payment” has the meaning specified in Section 15.02.
          “Securityholder” or “Holder,” when used with respect to any Security, means the Person in whose name the Security is registered on the Registrar’s books.
          “Senior Credit Agreement” means the Credit Agreement, dated as of December 19, 2003, among the Company, the Subsidiaries of the Company named therein as guarantors, the lenders named therein and Bank of America, N.A., as administrative agent, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, extended, renewed, refunded, substituted or replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder), all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agents, creditor, lender or group of creditors or lenders.
          “Senior Indebtedness” means the principal, premium, if any, interest, including any interest accruing after commencement of bankruptcy proceedings, irrespective of whether a claim for such interest is allowed in such bankruptcy proceedings, and rent or termination payments on or other amounts due on the Company’s current or future Indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by the Company, but only to the extent that the same is not treated as “unsecured indebtedness” for purposes of section 279 of the Internal Revenue Code. For the avoidance of doubt, all amounts owing by the Company under the Senior Credit Agreement and Indebtedness under the Underwriting, Continuing Indemnity and Security Agreement constitute “Senior Indebtedness”.
          Notwithstanding the foregoing, “Senior Indebtedness” shall not include:
(a)	Indebtedness that expressly provides that it shall not be senior in right of payment to the Securities or expressly provides that it is on the same basis or junior to the Securities;

(b)	Indebtedness of the Company to any of its Subsidiaries; and

(c)	the Securities and the Company’s 4.0% Convertible Subordinated Notes due 2007 and its 4.50% Convertible Subordinated Debentures due 2023.
          “Senior Nonmonetary Default” has the meaning specified in Section 15.03.
          “Special Record Date” shall have the meaning set forth in Section 12.02.
          “Settlement Amount” shall have the meaning set forth in Section 11.01.
          “Significant Subsidiary” means a Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X under the Securities Act as in effect on the date of the indenture.
          “Stock Price” shall have the meaning set forth in Section 11.12.
          “Subsidiary” means a corporation of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is owned by (i) the Company, (ii) the Company and one or more Subsidiaries of the Company or (iii) one or more Subsidiaries of the Company.
          “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 10.03.

          “Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive a distribution to which either Section 11.09 or 11.10 applies and (ii) the Ex-Dividend Time.
          “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the U.S. national securities exchange or The Nasdaq National Market (at such time that The Nasdaq National Market is not a U.S. national securities exchange) on which the Common Stock is listed, admitted for trading or quoted, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A ‘‘Trading Day’’ only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
          “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 Principal Amount of the Securities obtained by the Bid Solicitation Agent for $5,000,000 aggregate Principal Amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 aggregate Principal Amount of the Securities from a nationally recognized securities dealer, or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of $1,000 Principal Amount of the Securities, then for purposes of any determination of whether Contingent Interest is payable or the amount thereof, the Trading Price of the Securities on any date of determination shall equal the product of (i) the Conversion Rate as of the date of determination and (ii) the average Sale Price for the five consecutive Trading Day period ending on (and including) such determination date.
          “Trust Officer” means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
          “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.
          “Underwriting, Continuing Indemnity and Security Agreement” means the Underwriting, Continuing Indemnity and Security Agreement dated as of March 14, 2005 by the Company and its Subsidiaries and Affiliates identified therein in favor of Federal Insurance Company.
          “United States” or “U.S.” means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico), and other areas subject to its jurisdiction.
          “Vice President” means any Vice President, however designated, including any Senior Vice President.

          SECTION 1.02. Incorporation by Reference of Trust Indenture Act.
          If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any Person if this Indenture were qualified under the TIA, such imposed duties shall control. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, irrespective of whether or not this Indenture has been qualified under the TIA. The following TIA terms used in this Indenture have the following meanings:
          “Commission” means the SEC,
          “indenture securities” means the Securities,
          “indenture security holder” means a Securityholder,
          “indenture to be qualified” means this Indenture,
          “indenture trustee” or “institutional trustee” means the Trustee and
          “obligor” on the indenture securities means the Company and any successor obligor upon the Securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings assigned to them by such definitions.
          SECTION 1.03. Rules of Construction.
          Unless the context otherwise requires:
(A) a term has the meaning assigned to it;
(B) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;
(C) “or” is not exclusive;
(D) “including” means including, without limitation; and
(E) words in the singular include the plural, and words in the plural include the singular.

ARTICLE 2
THE SECURITIES
          SECTION 2.01. Terms of the Securities.
          The entire outstanding principal of the Securities will mature on April 30, 2026 (the “Maturity Date”).
          The Securities shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. The Securities shall be denominated in U.S. dollars and all payments of principal and interest on the Securities shall be made in U.S. dollars.
          In addition to any Contingent Interest or Additional Interest that may become payable on the Securities in accordance with their terms, the Securities shall bear interest at a rate of 3.75% per annum; the date from which interest shall accrue shall be May 3, 2006 or the most recent date interest has been paid or provided for; the Interest Payment Dates for the Securities on which interest shall be payable shall be April 30 and October 30 in each year, beginning October 30, 2006; the record dates for the interest payable on the Securities on any Interest Payment Date shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (each a “Regular Record Date”). Interest shall accrue on the basis of a 360-day year, consisting of twelve 30-day months. Interest on any Security shall be payable only to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest payment; provided, however, that interest payable upon redemption or purchase of the Securities by the Company shall be paid to the Person to whom Principal is payable, unless the Redemption Date, Repurchase Date or Change in Control Purchase Date, as the case may be, is an Interest Payment Date. If any Interest Payment Date, Repurchase Date, Change in Control Purchase Date, Redemption Date or Maturity Date of the Securities is not a Business Day, then payment of principal, premium, if any, and interest will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Repurchase Date, Change in Control Purchase Date, Redemption Date or Maturity Date, as the case may be, to the date payment is made.
          The Securities will be redeemable at the option of the Company pursuant to Article 3 and subordinated in right of payment, to the extent and in the manner provided in Article 15, to the prior payment in full of all Senior Indebtedness of the Company.
          The Securities shall have the other terms and provisions as are set forth in this Indenture and in the form of Security attached hereto as Exhibit A, which is a part of this Indenture.
          SECTION 2.02. Form and Dating.
          The Securities shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the

Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.
          (a) Restricted Global Securities. All of the Securities are initially being offered and sold to QIBs in reliance on Rule 144A and shall be issued initially in the form of one or more Rule 144A Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, which shall initially be DTC, and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.
          (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount of outstanding Securities represented thereby may from time to time be reduced, to reflect exchanges, redemptions by the Company pursuant to Article 3, repurchases at the option of the Holders pursuant to Article 4 and conversions pursuant to Article 11. Except as provided in Section 2.13 hereof, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities.
          Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any decrease in the Principal Amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.13 hereof and shall be made on the records of the Trustee and the Depositary, subject in each case to compliance with applicable procedures.
          (c) Book-Entry Provisions. This Section 2.02(c) shall apply only to Global Securities deposited with or on behalf of the Depositary, which initially shall be DTC.
          The Company shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary or its nominee, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends (collectively, the “Global Securities Legend”) substantially to the following effect:
“UNLESS (i) THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND (ii) ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
          (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A attached hereto.
          SECTION 2.03. Execution and Authentication.
          (a) The Securities shall be executed on behalf of the Company by any Officer by manual or facsimile signature.
          (b) Securities bearing the manual or facsimile signature of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.
          (c) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form set forth on the form of Security attached as Exhibit A hereto duly executed by the Trustee by manual signature of an authorized officer of the Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
          (d) The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.
          (e) The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not be lawfully taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.
          (f) The Trustee shall authenticate and deliver the Securities for original issuance in an aggregate principal amount of up to $143,750,000 upon one or more Company Orders without any further action by the Company. The aggregate principal amount of the Securities outstanding at any time may not exceed $143,750,000 except as provided in Section 2.08.
          SECTION 2.04. Registrar, Paying Agent and Conversion Agent.
          (a) In accordance with Section 5.05, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange for other Securities (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion into Common Stock (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their registration of transfer and exchange. The Company may have one or more Registrars, one or more additional Paying Agents, and one or more additional Conversion Agents.
          (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or Conversion Agent.
          (c) The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.
          SECTION 2.05. Paying Agent to Hold Money and Securities in Trust.
          Except as otherwise provided herein, by no later than 11:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock or both, as applicable, sufficient to make such payment when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company or a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.
          SECTION 2.06. Securityholder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on April 15 and October 15 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.07. Transfer and Exchange.
          (a) Securities may be surrendered for registration of transfer or exchange as provided in Section 2.13. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.
          (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.13.
          (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.
          (d) Any Registrar appointed pursuant to Section 2.04 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery of Securities by such Registrar upon registration of transfer or exchange of Securities.
          SECTION 2.08. Replacement Securities.
          (a) If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding, if the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York are met and the Holder satisfies any other reasonable requirements of the Trustee or the Company.
          (b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3 or 4 or converted pursuant to Article 11 hereof, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.
          (c) Upon the issuance of any new Security under this Section 2.08, the Company or the Trustee may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto.
          (d) Every new Security issued pursuant to this Section 2.08 in exchange for any mutilated Security, or in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
          SECTION 2.09. Outstanding Securities; Determinations of Holders’ Action.
          (a) Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding (the “Outstanding Securities”). A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 7 and 10).
          (b) If a Security is replaced pursuant to Section 2.08, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a protected purchaser in whose hands such Security is a valid obligation of the Company.
          (c) If the Paying Agent holds, in accordance with this Indenture, on any date of Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue whether or not the Security is delivered to the Paying Agent.
          (d) If a Security is converted in accordance with Article 11, then from and after the time of conversion on a Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.
          SECTION 2.10. Temporary Securities.
          (a) Pending the preparation of definitive Securities, the Company may execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.
          (b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive

Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.04, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
          SECTION 2.11. Cancellation.
          All Securities surrendered for payment, redemption or purchase by the Company, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.
          SECTION 2.12. Persons Deemed Owners.
          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and any other agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of Principal of the Security or the payment of any premium in respect thereof, and interest thereon, for the purpose of conversion, and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Registrar, the Paying Agent, or the Conversion Agent nor any other agent of the Company or the Trustee shall be affected by notice to the contrary.
          SECTION 2.13. Legend; Additional Transfer and Exchange Requirements.
          (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the Private Placement Legend, or if a request is made to remove the Private Placement Legend on a Security, the Securities so issued shall bear the Private Placement Legend, or the Private Placement Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Private Placement Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon Company Order, shall authenticate and deliver a Security that does not bear the Private Placement Legend. If the Private Placement Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Private Placement Legend shall be reinstated.
          (b) Subject to Sections 2.13(c)(i) and 2.13(f) and in compliance with Section 2.13(d), every Security shall be subject to the restrictions on transfer provided in the Private Placement Legend. Whenever any Restricted Certificated Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
          (c) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.13(c)(i), (B) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.13(c)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.13(c)(iii) and (iv) below.
               (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.13(c)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.13(c).
               (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except as provided in Section 2.13(e). Upon receipt by the Trustee of a request for registration of transfer or exchange of a beneficial interest in a Global Security for a Certificated Security given in accordance with the Depositary’s applicable procedures and in the form satisfactory to the Trustee including any information necessary to ensure compliance with the Securities Act, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be decreased by the aggregate Principal Amount of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so issued.
               (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:
(x)	to register the transfer of such Certificated Securities; or

(y)	to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met, including any information necessary to ensure compliance with the Securities Act; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
               (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security.
          (d) The restrictions imposed by the Private Placement Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee or the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.
          (e) The provisions of this Section 2.13(e) shall apply only to Global Securities:
               (i) Notwithstanding any other provisions of this Indenture or the Securities, a beneficial interest in a Global Security shall not be exchanged for a Certificated Security unless the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days. Any Global Security exchanged pursuant to this clause (i) shall be so exchanged in whole and not in part.
               (ii) Certificated Securities issued in exchange for beneficial interests in a Global Security shall have an aggregate Principal Amount equal to that of such Global Security, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be so exchanged shall be surrendered by the Depositary to the Registrar. Upon any such surrender, the Trustee shall authenticate and deliver each Certificated Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
               (iii) Subject to the provisions of clause (v) below, the Global Security Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
               (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities.
               (v) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any Agent as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (2) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.
          (f) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any stock certificate representing Common Stock issued upon conversion of any Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE ISSUER’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE

2(B) ABOVE OR UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).
THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 3, 2006 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.
          Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificate representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.13(f).
          (g) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any certificate representing any Security shall bear a legend in substantially the following form, unless such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the Trustee.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS

BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).
THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 3, 2006 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.
          Any such Security as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend have been satisfied may, upon surrender of the certificate representing such Security for exchange in accordance with the procedures of the Registrar, be exchanged for a new certificate or certificates for a like amount of Securities, which shall not bear the Private Placement Legend required by this Section 2.13(g).
          SECTION 2.14. CUSIP Numbers.
          The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.
ARTICLE 3
OPTIONAL REDEMPTION
          SECTION 3.01. Company’s Right to Redeem; Notices to Trustee.
          (a) The Company may not redeem the Securities prior to April 30, 2010. At any time on or after April 30, 2010 and prior to April 30, 2013, the Company may redeem the Securities, in whole or in part, for cash at a Redemption Price equal to 100% of the Principal Amount being redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date, if the average Sale Price is equal to or greater than 130% of the Conversion Price then in effect for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the

Trading Day prior to the date of mailing of the Notice of Redemption. In addition, at any time on or after April 30, 2010, the Company may redeem the Securities, in whole or in part, for cash at the Redemption Prices (expressed as percentages of Principal Amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period beginning on April 30 of the years indicated below:

YEAR	PERCENTAGE
2010	101.607%
2011	101.071%
2012	100.535%
2013 and thereafter	100.000%
          (b) If the Company elects to redeem Securities, it shall notify the Trustee in accordance with Section 3.03.
          SECTION 3.02. Selection of Securities to Be Redeemed.
          If fewer than all of the outstanding Securities are to be redeemed, the Trustee shall, upon 15 days’ prior notice from the Company (unless the Trustee consents to a shorter period), select the Securities to be redeemed in Principal Amounts of $1,000 or integral multiples thereof. The Trustee may select the Securities by lot, pro rata or by any other method the Trustee considers fair and appropriate or in any manner required by the Depositary.
          If a portion of a Holder’s Securities is selected for partial redemption and the Holder thereafter surrenders a portion of such Securities for conversion before termination of the conversion right with respect to the portion of the Securities so selected for redemption, the portion of such Securities surrendered for conversion shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Securities to be redeemed by the Company, to be the portion selected for redemption.
          Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.02 shall affect the right of any Holder to convert any Security pursuant to Sections 11.01 before the termination of the conversion right with respect thereto.
          SECTION 3.03. Notice of Redemption.
          (a) If the Company elects to redeem Securities, at least 30 days but not more than 60 days before the Redemption Date with respect to such Securities the Company shall provide a notice of redemption (a “Notice of Redemption”) to the Trustee and to each Holder of Securities to be redeemed at such Holder’s address kept by the Registrar.
          (b) The Notice of Redemption shall identify the Principal Amount of Securities to be redeemed and shall state:
               (i) the Redemption Date;
               (ii) the Redemption Price;

               (iii) the Conversion Rate as of the Trading Day prior to the date of the mailing of the Notice of Redemption;
               (iv) the name and address of the Paying Agent and the Conversion Agent;
               (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
               (vi) that the Securities called for redemption may be converted at any time before the close of business on the second Business Day prior to the Redemption Date and whether the Company has elected to satisfy all or a portion of its Conversion Obligation with cash in lieu of delivering shares of Common Stock with respect to any Securities converted prior to the Redemption Date and, if the Company has so determined to satisfy all or a portion of the Conversion Obligation in cash, the dollar amount thereof (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount);
               (vii) that Holders who wish to convert Securities must comply with the procedures in Article 11 and paragraph 8 of the Securities;
               (viii) that, unless the Company defaults in making payment of the Redemption Price for the Securities called for redemption, interest on the Securities will cease to accrue on and after the Redemption Date and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Securities;
               (ix) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts of the particular Securities to be redeemed; and
               (x) the CUSIP number or numbers, if any, for the Securities called for redemption.
          (c) At the Company’s request, the Trustee shall give the Notice of Redemption in the Company’s name and at the Company’s expense.
          SECTION 3.04. Effect of Notice of Redemption.
          Once a Notice of Redemption is given by the Company, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in such notice, except for Securities that are converted in accordance with the provisions of Article 11. Upon their presentation and surrender to the Paying Agent, Securities called for redemption shall be paid at the Redemption Price. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price.
          Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of all the Securities to be redeemed on the Redemption Date other than the Securities or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.
          SECTION 3.06. No Redemption Upon Acceleration.
          Notwithstanding the foregoing, the Company may not redeem the Securities if the Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Securities).
          SECTION 3.07. Partial Redemption Qualifications.
          In the event of any redemption of the Securities in part, the Company will not be required to:
               (a) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant Notice of Redemption is deemed to have been given to all Holders of Securities to be so redeemed, or
               (b) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.
ARTICLE 4
REPURCHASE AT THE OPTION OF THE HOLDER
          SECTION 4.01. Purchase of Securities at Option of the Holder on Specified Dates.
          (a) Subject to the provisions of this Section 4.01, Securities or portions thereof shall be purchased by the Company at the option of the Holder for cash on April 30, 2013, April 30, 2016 and April 30, 2021 (each, a “Repurchase Date”), at a purchase price (the “Repurchase Price”) equal to 100% of the Principal Amount of the Securities to be repurchased, together with any accrued and unpaid interest, if any, thereon to, but excluding, such Repurchase Date.
          (b) Unless the Company has issued a Notice of Redemption, not later than 20 Business Days prior to any Repurchase Date, the Company shall mail a notice (the “Company

Notice”) by first class mail to the Trustee, to the Paying Agent and to each Holder (and to beneficial owners as required by applicable law). The Company Notice shall state:
               (i) the last date on which a Securityholder may exercise its repurchase right pursuant to this Section 4.01;
               (ii) the Repurchase Date, the Repurchase Price and the Conversion Rate as of the Trading Day immediately prior to the mailing of the Company Notice;
               (iii) the name and address of the Trustee, the Paying Agent and the Conversion Agent;
               (iv) that Securities as to which a Repurchase Notice has been given may be converted only in accordance with Article 11 hereof and the terms of the Securities if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
               (v) that Securities must be surrendered to the Paying Agent to collect payment;
               (vi) that the Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in (v);
               (vii) the procedures the Holder must follow to exercise its repurchase rights under this Section 4.01 and a brief description of those rights;
               (viii) briefly, the conversion rights with respect to the Securities;
               (ix) the procedures for withdrawing a Repurchase Notice; and
               (x) the CUSIP number of the Securities, if any.
          (c) At the Company’s request, the Trustee shall give the Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.
          (d) The Company will promptly publish a notice containing the information included in the Company Notice on the Company’s website or through such other public medium as the Company may use at that time.

          (e) Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:
               (i) in the case of Certificated Securities, delivery to the Paying Agent by the Holder of such Securities together with a written notice of repurchase substantially in the form set forth on the reverse of the Security as Exhibit C thereto (a “Repurchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the third Business Day prior to the Repurchase Date stating:
                    (A) the certificate number of each Security that the Holder will deliver to be purchased,
                    (B) the portion of the Principal Amount of the Securities to be purchased, which portion must be in Principal Amounts of $1,000 or an integral multiple of $1,000, and
                    (C) that such Securities shall be purchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; or
               (ii) in the case of Securities represented by a Global Security, book-entry transfer or delivery of such Security to the Paying Agent at any time after delivery of the Repurchase Notice or compliance with any applicable procedures of the Depositary in lieu of such delivery.
          (f) No Repurchase Notice with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Change in Control Repurchase Notice and not validly withdrawn such Change in Control Repurchase Notice in accordance with Section 4.03.
          (g) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 4.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date by delivery of a Notice of Withdrawal to the Paying Agent in accordance with Section 4.03.
          (h) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or Notice of Withdrawal thereof.
          (i) There shall be no purchase of any Securities pursuant to this Section 4.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
     SECTION 4.02. Purchase of Securities at Option of the Holder upon Change in Control.
          (a) If prior to April 30, 2013, there shall have occurred a Change in Control, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all or any portion that is equal to $1,000 or an integral multiple of $1,000 of such Holder’s Securities which have not been repurchased or called for redemption pursuant to Section 3.01, at a purchase price equal to 100% of the Principal Amount of the Securities to be repurchased (the “Change in Control Purchase Price”) plus any accrued and unpaid interest, if any, thereon to, but excluding, the date that is 20 Business Days after the date the Company sends to Holders a Change in Control Notice (the “Change in Control Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 4.02(c). A “Change in Control” shall be deemed to have occurred at such time as any of the following events shall occur:
               (i) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or a Subsidiary); provided, however, that a transaction where the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Common Equity of such Person immediately after such transaction shall not be a Change in Control;
               (ii) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation immediately after such event shall not be a Change in Control;
               (iii) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than the Company, the Company’s Subsidiaries or the Company’s or its Subsidiaries’ employee benefit plans)) files a Schedule 13D or a Schedule TO (or any successor form), disclosing that it has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity; or
               (iv) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company that is part of a transaction described in clause (1) above that does not constitute a Change in Control under the proviso contained in that clause shall not constitute a Change in Control.

Notwithstanding the foregoing, it will not constitute a Change in Control if at least 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenter’s appraisal rights, if any) in the transaction or transactions constituting the Change in Control consists of another Person’s Capital Stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (at such time as The Nasdaq National Market is not a U.S. National Securities Exchange), or which will be so traded or quoted when exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Securities become convertible solely into such Capital Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights.)
          (b) Within 20 days after the Company knows or reasonably should know of the occurrence of the Change in Control, the Company shall mail a written notice of Change in Control (“Change in Control Notice”) by first-class mail to the Trustee and to each Holder at their address shown in the register of the Registrar (and to beneficial owners as required by applicable law). The notice shall state:
               (i) briefly, the events causing a Change in Control and the effective date of such Change in Control;
               (ii) the date by which the Change in Control Purchase Notice pursuant to this Section 4.02 must be given;
               (iii) the Change in Control Purchase Date;
               (iv) the Change in Control Purchase Price and, to the extent known at the time of such notice, the amount of interest that will be accrued and payable with respect to the Securities as of the Change in Control Purchase Date;
               (v) whether such Change in Control will also constitute a Public Acquirer Change in Control and the conversion rights available to the Holders in connection with such Public Acquirer Change in Control, including the period of conversion;
               (vi) the name and address of the Trustee, the Paying Agent and the Conversion Agent;
               (vii) the Conversion Rate as of the Trading Day immediately prior to the mailing of the Change in Control Notice;
               (viii) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
               (ix) that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

               (x) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security;
               (xi) briefly, the procedures the Holder must follow to exercise rights under this Section 4.02;
               (xii) briefly, the conversion rights of the Securities;
               (xiii) the procedures for withdrawing a Change in Control Purchase Notice; and
               (xiv) the CUSIP number of the Securities, if any.
          (c) A Holder may exercise its rights specified in Section 4.02(a) upon:
               (i) in the case of Certificated Securities, delivery to the Paying Agent of such Securities together with a written notice of repurchase substantially in the form set forth on the reverse of the Security as Exhibit D thereto (a “Change in Control Purchase Notice”) during the period beginning at any time from the opening of business on the date of mailing the Change in Control Notice and ending with the close of business on the third Business Day before the Change in Control Purchase Date stating:
                    (A) the certificate number of each Security that the Holder will deliver to be purchased;
                    (B) the portion of the Principal Amount of the Securities to be purchased, which portion must be in Principal Amounts of $1,000 or an integral multiple of $1,000, and
                    (C) that such Securities shall be purchased by the Company as of the Change in Control Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; or
               (ii) in the case of Securities represented by a Global Security, book-entry transfer or delivery of such Security to the Paying Agent at any time after delivery of the Change in Control Purchase Notice or compliance with any applicable procedures by the Depositary in lieu of such delivery.
          (d) Any purchase by the Company contemplated pursuant to the provisions of this Section 4.02 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest) promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 4.02.

          (e) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by Section 4.02(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivery of a Notice of Withdrawal to the Paying Agent in accordance with Section 4.03.
          (f) The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or Notice of Withdrawal thereof.
          (g) The Company shall not be required to comply with this Section 4.02 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance in all material respects with this Section 4.02 and repurchases all Securities for which a Change in Control Purchase Notice shall be delivered and not withdrawn and are properly tendered for repurchase and otherwise complies with the obligations of the Company under this Section 4.02 in connection therewith.
          (h) There shall be no purchase of any Securities pursuant to this Section 4.02 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.
          SECTION 4.03. Withdrawal of Repurchase Notice or Change in Control Purchase Notice.
          (a) A Repurchase Notice or a Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the close of business on the Business Day prior to the Repurchase Date or Change in Control Purchase Date, as applicable (“Notice of Withdrawal”) specifying:
               (i) the Principal Amount of the Securities being withdrawn, which shall be $1,000 or an integral multiple of $1,000;
               (ii) if certificated, the certificate number of the Securities being withdrawn, or if Certificated Securities have not been issued, the notice must comply with appropriate Depositary procedures, and
               (iii) the Principal Amount, if any, of Securities that remain subject to the Repurchase Notice or Change in Control Purchase Notice, as applicable, if any.
          (b) The Paying Agent has no duty or responsibility to verify the accuracy or compliance with such notice of withdrawal.

          SECTION 4.04. Deposit of Repurchase Price or Change in Control Purchase Price.
          If the Paying Agent holds funds sufficient to pay the Repurchase Price or the Change in Control Purchase Price of a Security for which a Repurchase Notice or a Change in Control Purchase Notice has been delivered on the Business Day following the Repurchase Date or Change in Control Purchase Date, as the case may be, in accordance with the terms of this Indenture, then, immediately after the Repurchase Date or Change in Control Purchase Date, as the case may be, the Security will cease to be outstanding and interest will cease to accrue, whether or not the Security is delivered to the Paying Agent. Thereafter, all other rights of such Holders shall terminate, other than the right to receive the Repurchase Price or Change of Control Purchase Price upon delivery of the Security. This will be the case whether book-entry transfer of the Securities is made or whether the Securities are delivered in certificated form to the Paying Agent.
          SECTION 4.05. Securities Purchased in Part.
          Any Security which is to be purchased only in part pursuant to this Article 4 shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Certificated Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.
          SECTION 4.06. Compliance with Laws.
          In connection with any purchase offer pursuant to the provisions of this Article 4, the Company will:
               (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, in each case to the extent then applicable;
               (ii) file any schedule then required under the Exchange Act, including Schedule TO; and
               (iii) otherwise comply with the federal and state securities laws.

ARTICLE 5
COVENANTS
          SECTION 5.01. Payment of Securities.
          The Company shall promptly make all payments of Principal of, premium, if any, and interest in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture.
          Principal, premium, if any, and interest shall be considered paid on the applicable date due if by 11:00 a.m., New York City time, on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due. All references in this Indenture to “interest” shall include Additional Interest and Contingent Interest, if any, unless the context requires otherwise. The Company shall pay all Additional Interest and Contingent Interest, if any, in the same manner, on the dates set forth in the Securities and in the amounts set forth in the Registration Rights Agreement and Section 14, respectively. The Company shall notify the Trustee in writing of the amount of any Additional Interest payable on any Securities in advance of the relevant Interest Payment Date.
          The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.
          SECTION 5.02. SEC and Other Reports.
          (a) The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports (regardless of when the same are required to be filed), information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

          (b) The Company may deliver the reports referred to in paragraph (a) above in this Section 5.02 by delivering copies to the Trustee either (i) in accordance with the methods set forth in Section 13.02 or (ii) in electronic format at an email address provided by the Trustee. Delivery of the reports, information and documents to the Trustee pursuant to this Section 5.02(b) shall be solely for the purposes of compliance with this Section 5.02(b) and with TIA Section 314(a).
          SECTION 5.03. Compliance Certificate.
          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2006) an Officers’ Certificate signed by its principal executive officer, principal financial officer or principal accounting officer in accordance with TIA Section 314(a)(4) and by one other Officer, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
          SECTION 5.04. Further Instruments and Acts.
          Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
          SECTION 5.05. Maintenance of Office or Agency.
          The Company will maintain an office or agency in the Borough of Manhattan, The City of New York of the Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange for other Securities, purchase or conversion for Common Stock and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Trustee’s Corporate Trust Office shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Trustee’s Corporate Trust Office.
          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

ARTICLE 6
SUCCESSOR CORPORATION
          SECTION 6.01. When Company May Merge or Transfer Assets.
          The Company shall not consolidate with or merge with or into any other Person or sell, lease or otherwise transfer (in one transactions or series of transactions) all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any Person, unless:
          (a) Either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, lease or other transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;
          (b) such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture; and
          (c) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.
          SECTION 6.02. Successor Corporation Substituted.
          Upon any consolidation or merger, or any sale, lease or other transfer of all or substantially all of the properties and assets of the Company in accordance with Section 6.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease or other transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, conveyance or other transfer (other than a lease) shall be released from all obligations and covenants under this Indenture and the Securities.
ARTICLE 7
DEFAULTS AND REMEDIES
          SECTION 7.01. Events of Default.
          An “Event of Default” occurs, with respect to the Securities, if:
          (a) the Company defaults in the payment of the Principal Amount or any premium, a Redemption Price, a Repurchase Price or a Change in Control Purchase Price with respect to any Security when such becomes due and payable, whether or not such payment is prohibited by Article 15;

          (b) the payment of any interest due upon any Security when the same becomes due and payable and continuance of such default for a period of 30 days, whether or not such payment is prohibited by Article 15;
          (c) the Company fails to convert any Security in accordance with the terms of such Security and this Indenture upon exercise of the Holder’s conversion right, and such default continues for a period of five days or more;
          (d) the Company fails to comply with any of its agreements, covenants or warranties in the Securities or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default (as defined below);
          (e) the Company or any of its Subsidiaries defaults in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of the Indebtedness of the Company or any of its Subsidiaries for money borrowed in excess of $20,000,000 in the aggregate, whether such Indebtedness now exists or shall hereafter be created, resulting in such Indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Subsidiary;
          (f) final unsatisfied judgments not covered by insurance aggregating in excess of $20,000,000 are rendered against the Company or any of its Subsidiaries and are not stayed, bonded or discharged within a period of 60 consecutive days; or
          (g) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any Significant Subsidiary under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a Custodian of the Company or any Significant Subsidiary or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or
          (h) the Company or any Significant Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.
          A Default under clause (d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure such Default within 60 days after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
          SECTION 7.02. Acceleration.
          If an Event of Default with respect to the Securities (other than an Event of Default specified in Section 7.01(g) or (h) in relation to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities, by notice to the Company and the Trustee, may declare the Principal Amount of the Outstanding Securities, plus all accrued and unpaid interest thereon through, but excluding, the date of such declaration, to be immediately due and payable. Upon such a declaration, such Principal (or portion thereof), plus all accrued and unpaid interest through, but excluding, the date of such declaration, shall be due and payable immediately. If an Event of Default specified in Section 7.01(g) or (h) occurs with respect to the Company, the Principal Amount of the Outstanding Securities, plus all accrued and unpaid interest thereon through, but excluding, the date of such occurrence, shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount of the Outstanding Securities by notice to the Trustee (and without notice to any other Securityholder) may rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree and all existing Events of Default, have been cured or waived except nonpayment of the Principal Amount of the Outstanding Securities and accrued and unpaid interest thereon that have become due solely as a result of such acceleration and if all amounts due to the Trustee under Section 8.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          SECTION 7.03. Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the whole amount then due and payable on the Securities for Principal, premium, if any, and interest, with interest upon the overdue Principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest from the date such interest was due, at the rate or rates prescribed therefor in the Securities.
          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 7.04. Waiver of Past Defaults.
          The Holders of a majority in aggregate Principal Amount of the Outstanding Securities, by notice to the Trustee (and without notice to any other Holder), may on behalf of the Holders of all the Securities waive an existing or past Default and its consequences except (1)

an Event of Default described in Section 7.01(a) or 7.01(b) or (2) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of the Holder of each outstanding Security. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 7.05. Control by Majority.
          The Holders of a majority in aggregate Principal Amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holder or would involve the Trustee in personal liability.
          SECTION 7.06. Limitation on Suits.
          A Holder of any Security may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities or for the appointment of a receiver or a trustee, or for any other remedy with respect to this Indenture or the Security, unless:
          (a) the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Securities is continuing;
          (b) the Holders of at least a majority in aggregate Principal Amount of the Outstanding Securities make a written request to the Trustee to pursue the remedy;
          (c) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;
          (d) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and
          (e) the Holders of a majority in aggregate Principal Amount of the outstanding Securities do not give the Trustee a direction inconsistent with such request during such 60-day period.
          A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.
          SECTION 7.07. Rights of Holders to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right, which is absolute and unconditional, of any Holder of any Security to receive payment of the Principal of, premium, if any, and interest on such Security, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

          SECTION 7.08. Collection Suit by Trustee.
          If an Event of Default described in Section 7.01(a) or 7.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to such Securities and the amounts provided for in Section 8.07.
          SECTION 7.09. Trustee May File Proofs of Claim.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue Principal, or premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
          (a) to file and prove a claim for the whole amount of Principal, premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due the Trustee under Section 8.07) and of the Holders allowed in such judicial proceeding;
          (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and
          (c) any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 7.10. Priorities.
          If the Trustee collects any money pursuant to this Article 7, it shall pay out the money, subject to the provisions of Article 15, in the following order and, in case of the distribution of such money on account of Principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: to the Trustee for amounts due under Section 8.07;
          SECOND: to Holders for amounts due and unpaid for the Principal, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal, premium, if any, and interest; and
          THIRD: the balance, if any, to the Company.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 7.11. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit (other than the Trustee) of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit (other than the Trustee), having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 7.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.
          SECTION 7.12. Waiver of Stay, Extension or Usury Laws.
          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, premium, if any, and interest in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 8
TRUSTEE
          SECTION 8.01. Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions, which pursuant to this Indenture are specifically required to be furnished to the Trustee, to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 8.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 8.01.
          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives reasonable security or indemnity satisfactory to it against any loss, liability or expense.

          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for any interest on any money received by it except as the Trustee may otherwise agree with the Company.
          SECTION 8.02. Rights of Trustee.
          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) Subject to the provisions of Section 8.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
          SECTION 8.03. Individual Rights of Trustee etc.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent or any other agent of the Company may do the same with like rights. However the Trustee must comply with Sections 8.10 and 8.11.
          SECTION 8.04. Trustee’s Disclaimer.
          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. The Trustee shall not be accountable for the Company’s use of the proceeds from the Securities and, shall not be responsible for any statement in the registration statement for the Securities under the Securities Act, or in the Indenture or the Securities (other than its certificate of authentication) or for the determination as to which beneficial owners are entitled to receive any notices hereunder.
          SECTION 8.05. Notice of Defaults.
          If a Default with respect to the Securities occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder notice of such Default in the manner set forth in TIA Section 315(b) within 90 days after it occurs. Except in the case of a Default described in Section 7.01(a) or 7.01(b) with respect to any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

          SECTION 8.06. Reports by Trustee to Holders.
          Within 60 days after each May 15 beginning with May 15, 2007, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).
          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities may be listed. The Company agrees to notify the Trustee whenever the Securities become listed on any stock exchange.
          SECTION 8.07. Compensation and Indemnity. The Company agrees:
          (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal of, premium, if any, or interest on any Security.
          The Company’s payment obligations pursuant to this Section 8.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(g) or (h), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
          SECTION 8.08. Replacement of Trustee.
          The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 8.08. The Holders of a majority in aggregate Principal Amount of the Outstanding Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
          (a) the Trustee fails to comply with Section 8.10;
          (b) the Trustee is adjudged bankrupt or insolvent;

          (c) a Custodian takes charge of the Trustee or its property; or
          (d) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.
          Every successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.
          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 8.10, any Holder of a Security may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.
          SECTION 8.09. Successor Trustee by Merger.
          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          SECTION 8.10. Eligibility; Disqualification.
          The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.
          SECTION 8.11. Preferential Collection of Claims Against Company.
          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 9
DISCHARGE OF INDENTURE
          SECTION 9.01. Satisfaction and Discharge of Indenture.
          This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 9.01), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
          (a) either
     (i) all Securities theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid or (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or otherwise discharged from such trust) have been delivered to the Trustee for cancellation; or
     (ii) all such Securities not theretofore delivered to the Trustee for cancellation
     (A) have become due and payable, whether at the Maturity Date or upon any Redemption Date, Repurchase Date or Change in Control Purchase Date or upon conversion or otherwise; and
     (B) the Company has irrevocably deposited or caused to be deposited with the Trustee as cash trust funds or, if expressly permitted by the terms of the Securities, Common Stock or other property in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for Principal Amount, premium, if any, the Redemption Price, Repurchase Price or Change in Control Purchase Price, as the case may be, and interest to the date of Maturity;
          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
          (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.07, and, if subclause (ii) of this Section shall apply, the provisions of Sections 2.04, 2.07, 2.08 and 8.07 shall survive.

          SECTION 9.02. Application of Trust Funds.
          Subject to the provisions of Section 9.03, all money deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the amount for whose payment such money has been deposited with or received by the Trustee.
          SECTION 9.03 Repayment to the Company.
          The Trustee and the Paying Agent shall return to the Company on Company Request any money or other property held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable escheat or other unclaimed property law; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense and direction of the Company cause to be published once in an Authorized Newspaper or mail to each Holder notice that such money or other property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or other property then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or other property must look to the Company for payment as general creditors unless an applicable escheat or other unclaimed property law designates another Person.
ARTICLE 10
SUPPLEMENTAL INDENTURES
          SECTION 10.01. Supplemental Indentures without Consent of Holders.
          Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
          (a) cure any ambiguity, omission, defect or inconsistency;
          (b) provide for the assumption by a successor corporation of the Company’s obligations under this Indenture, including pursuant to Section 6.01 or 11.19;
          (c) provide for uncertificated Securities in addition to certificated Securities (so long as any uncertificated Securities are in registered form for purposes of the Internal Revenue Code);
          (d) make any change that does not adversely affect the rights of any Holder of the Securities;
          (e) make any change to comply with the TIA, or to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

          (f) evidence the acceptance of appointment of a successor Trustee; or
          (g) add to the Company’s covenants or obligations under this Indenture made solely to conform this Indenture to the description of the Securities contained in the Offering Memorandum or surrender any right, power or option conferred by the Indenture on the Company.
          No amendment to cure any ambiguity, defect or inconsistency in this Indenture made solely to conform this Indenture to the description of the Securities contained in the Offering Memorandum will be deemed to adversely affect the interests of the Holders.
          SECTION 10.02. Supplemental Indentures with Consent of Holders.
          With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Outstanding Securities, the Company and the Trustee may amend this Indenture or the Securities or may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders; provided, however, that no such amendment or supplemental indenture shall, without the consent of each Holder of Outstanding Securities:
          (a) reduce the Principal Amount, reduce the rate or change the time of payment of interest on any Security, Redemption Price, Repurchase Price or Change in Control Purchase Price with respect to any Security, or extend the Maturity Date of any Security or make any Security payable in money or securities other than that stated in the Securities;
          (b) make any reduction in the principal amount of Securities whose Holders must consent to an amendment or any waiver under this Indenture or modify this Indenture provisions relating to such amendments or waivers;
          (c) make any change that adversely affects the right to convert any Security or the right to require the Company to purchase a Security; or
          (d) impair the right to institute suit for enforcement of any payment with respect to, or conversion of, the Securities.
          It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section 10.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.
          SECTION 10.03. Compliance with Trust Indenture Act.
          Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

          SECTION 10.04. Revocation and Effect of Consents, Waivers and Actions.
          Until an amendment or waiver becomes effective, a consent to it or any other action by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the Company or an agent of the Company certifies to the Trustee that the consent of the requisite aggregate Principal Amount of the Securities has been obtained. After an amendment, waiver or action becomes effective, it shall bind every Holder.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver with respect to the Securities. If a record date is fixed, then notwithstanding the first two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
          SECTION 10.05. Notation on or Exchange of Securities.
          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
          SECTION 10.06. Trustee to Sign Supplemental, Indentures.
          The Trustee shall sign any supplemental indenture authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 8.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
          SECTION 10.07. Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11
CONVERSION
          SECTION 11.01. Conversion Privilege; Payment Upon Conversion.
          (a) Subject to the conditions described in this Section 11.01, and upon compliance with the provisions of this Article 11, a Holder shall have the right, at such Holder’s option, to convert all (or any portion specified in Section 11.01(f)) of such Holder’s Securities at any time if one or more of the following conditions for conversion are satisfied:
     (i) if, with respect to any fiscal quarter of the Company (the “Applicable Quarter”), the Sale Price for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter of the Company exceeds 130% of the Conversion Price on the last day of such preceding fiscal quarter (the “Conversion Trigger Price”), then a Holder may surrender its Securities for conversion in accordance with this Article 11 during and only during the Applicable Quarter;
     (ii) if the Company calls the Securities for redemption pursuant to and in accordance with Article 3, a Holder may surrender all or a portion of its Securities for conversion from the date of mailing of the Notice of Redemption (the “Redemption Notice Date”) until the close of business on the second Business Day prior to the Redemption Date;
     (iii) Holders may surrender Securities for conversion if the Company:
               (1) elects to distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the record date for such distribution, Common Stock at less than the average Sale Price for the five consecutive Trading Days ending on the date immediately preceding the record date for such distribution;
               (2) elects to distribute to all holders of Common Stock cash, debt securities (or other evidence of Indebtedness) or other assets (excluding dividends or distributions described in Sections 11.07(a), (b), (c) and (d)), which distribution has a per share value as determined by the Company’s Board of Directors exceeding 15% of the average Sale Price for the five consecutive Trading Days ending on the date immediately preceding the record date for such distribution; or
               (3) is a party to a share exchange, consolidation or merger, or a sale, lease or other transfer of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in each case pursuant to which the shares of its Common Stock would be converted into cash, securities or other property; or

     (iv) Holders may surrender their Securities for conversion at any time on or after March 1, 2026 until the close of business on the Business Day immediately preceding the Maturity Date.
          (b) If the Company makes a distribution described in Section 11.01(a)(iii)(1) or Section 11.01(a)(iii)(2), the Company must notify Holders at least 20 days prior to the Ex-Dividend Date for such distribution (“Distribution Notice”). Once the Company has given a Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of (x) the close of business on the Business Day prior to the Ex-Dividend Date for such distribution or (y) the Company’s announcement that such distribution will not take place. No Holder may exercise such right to convert if such Holder is entitled to participate in the distribution without conversion. In the case of Section 11.01(a)(iii)(3), a Holder may surrender its Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction described therein until 15 days after the actual effective date of such transaction or, if such transaction also constitutes a Change in Control, the Change in Control Purchase Date.
          (c) In addition to the conversion right set forth in Section 11.01(a)(iii)(3), if the transaction described therein constitutes a Change in Control, then a Holder of any Security may elect to require the Company to purchase such Security pursuant to Section 4.02. A Security for which a Holder has delivered a Repurchase Notice or a Change in Control Purchase Notice requiring the Company to purchase the Security may be converted only if such Repurchase Notice or Change in Control Purchase Notice is withdrawn in accordance with Section 4.03. The Company may not become party to any such transaction unless its terms are consistent with the foregoing.
          (d) Notwithstanding anything in this Section 11.01, the Securities will not become convertible by reason of a merger, consolidation or other transaction effected with one of the Company’s Subsidiaries for the purpose of changing the Company’s state of incorporation to any other state within the United States or District of Columbia.
          (e) The Conversion Rate is subject to adjustment as provided in Section 11.07.
          (f) A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Article 11 that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
          (g) [Intentionally omitted.]
          (h) In the event that the Company receives a Conversion Notice from a Holder on or prior to (1) the Redemption Notice Date or (2) the date that is 20 days prior to the Maturity Date (the “Final Notice Date”), the following procedures shall apply:
     (i) If the Company elects to satisfy all or any portion of its obligation to convert the Securities (the “Conversion Obligation”) in cash, the Company shall notify such Holder through the Trustee of the dollar amount of the Conversion Obligation to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Conversion Date (the “Cash Settlement Notice Period”). If the Company timely elects to pay cash for any portion of the Common Stock otherwise issuable to such Holder upon conversion, the Holder may retract its Conversion Notice at any time during the two Business Days following the final day of the Cash Settlement Notice Period (the “Conversion Retraction Period”). No such retraction can be made (and a Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of Common Stock (other than cash in lieu of fractional shares). Upon the expiration of a Conversion Retraction Period, a Conversion Notice shall be irrevocable. If the Company elects to satisfy all or any portion of the Conversion Obligation in cash, and the applicable Conversion Notice has not been retracted, then settlement (in cash or in cash and Common Stock) will occur on the Business Day following the final Trading Day of the 20 Trading Day period beginning on the Trading Day immediately after the final day of the Conversion Retraction Period (the “Cash Settlement Averaging Period”).
     (ii) If the Company does not elect to satisfy any part of the Conversion Obligation in cash (other than cash in lieu of any fractional shares), delivery of the Common Stock into which the Securities are converted (and cash in lieu of any fractional shares) shall occur through the Conversion Agent or the Depositary, as the case may be, as soon as practicable on or after the Conversion Date.
          (i) Any cash and shares of Common Stock due upon conversion of the Securities (“Settlement Amount”) pursuant to Section 11.01(h) will be computed as follows:
     (i) If the Company elects to satisfy the entire Conversion Obligation in Common Stock, it shall deliver to Holders that have delivered the Conversion Notice giving rise to the Conversion Obligation a number of shares of Common Stock equal to (1) the aggregate Principal Amount of Securities to be converted divided by $1,000, multiplied by (2) the Conversion Rate. In addition, the Company shall pay cash for any fractional shares of Common Stock based on the Sale Price on the Trading Day immediately preceding the Conversion Date.
     (ii) If the Company elects to satisfy the entire Conversion Obligation in cash, it shall deliver to Holders that have delivered the Conversion Notice giving rise to the Conversion Obligation cash in an amount equal to the product of:
     (A) a number equal to (1) the aggregate Principal Amount of Securities to be converted divided by $1,000, multiplied by (2) the Conversion Rate; and
     (B) the average of the Sale Prices on each Trading Day during the Cash Settlement Averaging Period.
     (iii) If the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, it will deliver to Holders, for each $1,000 Principal Amount of Securities surrendered for Conversion, (A) cash in an amount equal to the lesser of (1) the Conversion Value and (2) the specified cash amount for each $1,000 Principal Amount of Securities (the “Cash Amount”), and (B) if the Conversion Value is greater than the Cash Amount, a number of shares of Common Stock equal to the excess, if any, of the number of shares calculated as if the Company elected to satisfy the entire Conversion Obligation in shares over the number of shares equal to the sum, for each Trading Day of the Cash Settlement Averaging Period, of (x) the Cash Amount divided by the number of Trading Days in the Cash Settlement Averaging Period, divided by (y) the Sale Price for such Trading Day. In addition, the Company shall pay cash for all fractional shares of Common Stock based on the average Sale Price during the Cash Settlement Averaging Period.
          (j) With respect to Conversion Notices received by the Company after the Redemption Notice Date or the Final Notice Date, the Company shall not send individual notices to Holders of its election to satisfy all or any portion of the Conversion Obligation in cash. Instead, with respect to Conversion Notices received by the Company after the Redemption Notice Date, the Company must determine whether or not it will satisfy all or a portion of the Conversion Obligation in cash at the time it issues a Redemption Notice and such notice will state the amount of the Conversion Obligation to be settled in cash (which must be expressed either as 100% of the Conversion Obligation or a fixed dollar amount). If the Company elects to satisfy all or any portion of the Conversion Obligation with respect to conversions after the Final Notice Date in cash, on or before the Final Notice Date the Company will send a single notice to Holders indicating the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or a fixed dollar amount).
          (k) In the event that the Company receives a Conversion Notice after the Redemption Notice Date or the Final Notice Date, the Settlement Amounts will be computed and settlement dates will be determined in the same manner as set forth in paragraphs (h) and (i) of this Section 11.01, except that the Cash Settlement Averaging Period shall be the 20 Trading Day period beginning on the Trading Day after the Redemption Date or Maturity Date, as the case may be. If a Conversion Notice is received from a Holder after the Redemption Notice Date or the Final Notice Date, such Holder may not retract its Conversion Notice, and such Conversion Notice shall be irrevocable. Settlement (in cash and/or Common Stock) will occur on the Business Day following the final Trading Day of such Cash Settlement Averaging Period; provided, however, if the Company does not elect to satisfy any part of the Conversion Obligation in cash (other than cash in lieu of any fractional shares), then delivery of shares of Common Stock into which the Securities are converted (and cash in lieu of any fractional shares) will occur through the Conversion Agent or the Depositary, as the case may be, as soon as practicable on or after the Conversion Date.

          SECTION 11.02. Conversion Procedure.
          (a) To convert a Security that is represented by a Global Security, a Holder must comply with the Depositary’s applicable procedures, including the delivery to the Conversion Agent of any required Conversion Notice, within the applicable time period required in Section 11.01.
          (b) To convert a Security that is represented by a Certificated Security, a Holder must, within the applicable time period required by Section 11.01, (1) complete and manually sign a conversion notice substantially in the form of Exhibit B to this Indenture (“Conversion Notice”) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required by Section 11.05.
          (c) Each conversion of a Security (or portion thereof) shall be deemed to have been effected as to such Security (or portion thereof) on the date on which the requirements set forth in this Article 11 have been satisfied as to such Security (or portion thereof) (such date, the “Conversion Date”), and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such satisfaction on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificate is to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such satisfaction occurred.
          (d) The right to surrender Securities for conversion will expire at the close of business on the Business Day immediately preceding the Maturity Date.
          (e) Upon conversion of a Security, the Holder will not receive any interest thereon (other than any overdue interest as provided in this Section 11.02(e)), unless such conversion occurs after the close of business on a Regular Record Date but prior to the related Interest Payment Date. Holders of Securities at the close of business on a Regular Record Date will receive payment of the interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities at any time after the close of business on the applicable Regular Record Date. Securities surrendered for conversion by a Holder after the close of business on any Regular Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest payment that is due on such Securities on that Interest Payment Date; provided, however, that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the next Interest Payment Date, (2) if the Company has specified a Change in Control Purchase Date following a Regular Record Date and on or prior to the next Interest Payment Date, or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities. The Company will not be required to convert any Securities that are surrendered for conversion without payment of interest as required by this Article 11.

          (f) No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 11. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to Holders of the Common Stock as of any record date before the close of business on the Conversion Date.
          (g) If the Holder converts more than one Security at the same time, the Settlement Amount (together with the cash payment, if any, in lieu of fractional shares) shall be based on the total Principal Amount of the Securities converted.
          (h) If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.
          (i) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.
          SECTION 11.03. Fractional Shares.
          A Holder of a Security otherwise entitled to a fractional share of Common Stock will receive cash in lieu thereof in an amount determined in accordance with Section 11.01.
          SECTION 11.04. Effect of Conversion.
          The Company’s delivery to the Holder of the Settlement Amount, will be deemed:
          (a) to satisfy the Company’s obligation to pay the Principal Amount of the Security; and
          (b) to satisfy any obligation to pay all other amounts owed on the Securities including accrued and unpaid interest, if any.
          Accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.
          SECTION 11.05. Taxes on Conversion.
          If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver any certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be delivered in a name other than the Holder’s name.

          SECTION 11.06. Company to Provide Stock.
          The Company shall, prior to issuance of any Securities under this Article 11, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock, or shares of Common Stock held in its treasury, a sufficient number of shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.
          All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or other adverse claim created by the Company.
          The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.
          SECTION 11.07. Adjustments in Conversion Rate.
          As provided in Sections 11.08 through 11.11 and 11.19 below, the Conversion Rate will be adjusted in the event, after the Issue Date of the Securities, the Company:
          (a) pays a dividend or makes a distribution to all holders of its Common Stock payable in shares of Common Stock;
          (b) subdivides its shares of Common Stock;
          (c) splits or combines its shares of Common Stock;
          (d) issues by reclassification of its Common Stock any shares of its Capital Stock in accordance with Section 11.19;
          (e) makes a distribution to all holders of its Common Stock of any rights, options or warrants to purchase shares of its Common Stock for a period expiring within 60 days from the date of issuance of such rights at a price per share less than the Average Closing Price;
          (f) makes a distribution to all holders of Common Stock of the Company’s assets or debt or other securities (including shares of Capital Stock of the Company other than Common Stock or its Subsidiaries) or rights, warrants or options to purchase securities (excluding cash dividends or other cash distributions from current or retained earnings, those rights, warrants or options to purchase shares of Common Stock referred to in Section 11.07(e) and any dividend or distribution referred to in Section 11.07(a) above);
          (g) makes a distribution of cash to all holders of Common Stock (excluding (a) any dividend or distribution on the Common Stock paid after April 30, 2013 to the extent that the aggregate amount of such payment per share of Common Stock in any twelve month period does not exceed 5% of the average Sale Price during the ten Trading Days immediately prior to the declaration date for such dividend or distribution and (b) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary); and
          (h) makes a distribution of its or its Subsidiaries’ cash or other consideration in respect of a tender offer or exchange offer for Common Stock described in Section 11.11.
          SECTION 11.08. Adjustments for Stock Dividends, Rights Issue, Etc.
          (a) In case the Company shall pay a dividend or make a distribution to all holders of the Common Stock in shares of Common Stock as described in Section 11.07(a), the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, shall be increased by multiplying such Conversion Rate by a fraction,
     (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution, and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the Business Day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 11.08(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (b) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock as described in Section 11.07(b) or (c), the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock as described in Section 11.07(c), the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.
          (c) If, after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock described in Section 11.07(e), the Conversion Rate shall be adjusted in accordance with the formula:

R’ = R x	(O + N)
(O + (N x P) /M)

          where:
          R’ = the adjusted Conversion Rate.
          R = the current Conversion Rate.
          O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 11.08(c) is being applied.
          N = the number of additional shares of Common Stock offered pursuant to the distribution.
          P = the offering price per share of the additional shares.
          M = the Average Closing Price.
The adjustment shall become effective the Trading Day immediately prior to the date on which stockholders are no longer entitled to receive the rights, warrants or options to which this Section 11.08(c) applies, whether by determination of a record date by the Company or by trading of “due bills” containing such rights, warrants or options as required by the U.S. National Securities Exchange or quotation market on which the Common Stock is traded. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate that would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.
          SECTION 11.09. Adjustment for Other Distributions.
          (a) If, after the Issue Date, the Company distributes to all holders of its Common Stock any of its assets or debt or other securities (including shares of other Capital Stock of the Company) or any rights, warrants or options to purchase securities described in Section 11.07(f), the Conversion Rate shall be adjusted, subject to the provisions of Section 11.09(c), in accordance with the formula:

R’ =	R x M

M – F
          where:
          R’ = the adjusted Conversion Rate.
          R = the current Conversion Rate.
          M = the Average Closing Price.
          F = the fair market value (on the record date for the distribution to which this Section 11.09(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 11.09(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).
The Board of Directors shall determine fair market values for the purposes of this Section 11.09(a). The adjustment shall become effective immediately after the date on which the stockholders are no longer entitled to receive the distribution to which this Section 11.09(a) applies whether by determination of a record date by the Company or by trading of “due bills” containing such rights, warrants or options as required by the U.S. National Securities Exchange or quotation market on which the Common Stock is traded.
          (b) If, after the Issue Date, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any of its Subsidiaries, then the Conversion Rate shall be adjusted in accordance with the formula:
R’ = R x (1 + F/M)
          R’ = the adjusted Conversion Rate.
          R = the current Conversion Rate.
          M = the average of the Post-Distribution Prices of the Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted.
          F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 11.09(b) applies, meaning the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such dividend or distribution on the principal United States or regional exchange or market on which such securities are then listed or quoted.
          The “Post-Distribution Price” of any Capital Stock on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “when issued” basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock is traded or, if the Capital Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided, however, that if on any date such units have not traded on a “when issued” basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “regular way” basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock is traded or, if the

Capital Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the relevant Capital Stock as it considers appropriate.
          (c) In the event that, with respect to any distribution to which Section 11.09(a) would otherwise apply, the difference “M-F” as defined in the formula set forth in Section 11.09(a) is less than $1.00 or “F” is equal to or greater than “M”, then the adjustment provided by Section 11.09(a) shall not be made and in lieu thereof the provisions of Section 11.19 shall apply to such distribution, with the result that, rather than being entitled to an adjustment in the Conversion Rate, the Holder will be entitled to receive upon conversion, in addition to shares of Common Stock and/or cash, the kind and amount of assets, securities or rights, warrants or options comprising the distribution that such Holder would have received if such Holder had converted such Holder’s Securities immediately prior to the record date for determining the stockholders entitled to receive the distribution.
          SECTION 11.10. Adjustment for Cash Dividends.
          If, after the Issue Date of the Securities, the Company distributes to all or substantially all holders of its Common Stock any cash (excluding (a) any dividend or distribution on the Common Stock paid after April 30, 2013 to the extent that the aggregate amount of such payment per share of Common Stock in any twelve month period does not exceed 5% of the average Sale Price during the ten Trading Days immediately prior to the declaration date for such dividend or distribution and (b) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary), the Conversion Rate shall be adjusted in accordance with the formula:

R’ = R x	M

(M – C)
          where,
          R’ = the adjusted Conversion Rate;
          R = the Conversion Rate in effect immediately prior to the Time of Determination;
          M = the Average Closing Price; and
          C = the amount in cash per share the Company distributes to holders of Common Stock (and for which no adjustment has been made) that exceeds the amount of dividends and distributions permitted to be excluded pursuant to the initial parenthetical clause of this Section 11.10.
          SECTION 11.11. Adjustment for Tender Offer.
          If, after the Issue Date, the Company makes a payment of cash or other consideration to holders of Common Stock in respect of a tender offer or exchange offer for the

Common Stock, other than an odd-lot tender offer, and the sum of the cash and the fair market value of any other consideration paid for such Common Stock, expressed as an amount per share of Common Stock validly tendered or exchanged pursuant to such tender offer or exchange offer, exceeds the Sale Price on the Trading Day immediately following the last time (the “Expiration Time”) on which tenders or exchanges may be made pursuant to the tender or exchange offer, then the Conversion Rate shall be adjusted in accordance with the formula:

R’ = R x	F + (P x O)

O’ x P
          where,
          R’ = the Conversion Rate in effect immediately after the Expiration Time;
          R = the Conversion Rate in effect at the Expiration Time;
          F = the aggregate amount of all cash and the fair market value of any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the “Purchased Shares”);
          O = the number of shares of Common Stock outstanding immediately after the Expiration Time excluding any Purchased Shares;
          O’ = the number of shares of Common Stock outstanding immediately prior to the Expiration Time, including any Purchased Shares; and
          P = the Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time.
Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. If the application of this Section 11.11 to any tender or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender or exchange offer under this Section 11.11.
          SECTION 11.12. Adjustment to Conversion Rate Upon Make-Whole Change in Control Transactions.
          (a) If, after the Issue Date and prior to April 30, 2013, a Make-Whole Change in Control occurs and a Holder elects to convert its Securities in connection with such Make-Whole Change in Control, the Company will increase the Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (the “Make-Whole Shares”), as described in this Section 11.12. A conversion of Securities will be deemed for the purposes of this Section 11.12 to be “in connection with” a Make-Whole Change in Control transaction if the notice of conversion of the Securities is received by the Conversion Agent from a Holder during the period from and including the date that is 15 days prior to the anticipated effective date of the Make-Whole Change in Control, up to and including the Trading Day prior to the related Change in Control Purchase Date.
          (b) The Company shall give a notice to the Holders and the Trustee in the manner provided in Section 13.02 no later than 20 days prior to the anticipated effective date of the Make-Whole Change in Control describing briefly such transaction and the provisions of this Section 11.12.
          (c) The number of Make-Whole Shares to be added to the Conversion Rate will be determined by reference to the table below and is based on the date which such Make-Whole Change in Control transaction becomes effective (the “Change in Control Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in such Make-Whole Change in Control transaction. If the holders of Common Stock receive only cash in the Make-Whole Change in Control transaction, the Stock Price shall be the cash amount paid per share of Common Stock (excluding cash paid for fractional shares or pursuant to statutory appraisal rights). Otherwise, the Stock Price shall be the average Sale Price for the five consecutive Trading Days immediately preceding, but not including, the Change in Control Effective Date.
          (d) The Stock Prices set forth in the first column of the table below (i.e., the row headers) will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.
          (e) The following table sets forth for specified Stock Prices and Change in Control Effective Dates the number of Make-Whole Shares to be added to the Conversion Rate per $1,000 Principal Amount of Securities, which number shall be subject to adjustment in the same manner as the Conversion Rate is subject to adjustment pursuant to this Article 11.

	Change in Control Effective Date
Stock Price	04/26/06	04/30/07	04/30/08	04/30/09	04/30/10	04/30/11
$16.60	15.61	15.61	15.61	15.61	15.61	0.00
$20.00	10.80	9.83	8.56	8.26	7.43	0.00
$25.00	6.70	5.93	4.54	3.46	1.21	0.00
$30.00	4.79	3.88	2.57	1.80	0.00	0.00
$35.00	3.61	2.85	1.69	1.06	0.00	0.00
$40.00	2.85	2.22	1.23	0.77	0.00	0.00
$45.00	2.33	1.80	0.98	0.63	0.00	0.00
$50.00	1.99	1.54	0.81	0.54	0.00	0.00
$60.00	1.48	1.15	0.60	0.42	0.00	0.00
$70.00	1.16	0.91	0.47	0.33	0.00	0.00
$80.00	0.93	0.73	0.38	0.27	0.00	0.00
$90.00	0.75	0.59	0.31	0.22	0.00	0.00
$100.00	0.61	0.48	0.25	0.18	0.00	0.00
          (f) If the exact Stock Prices and Change in Control Effective Dates are not set forth in the table, then:
     (i) if the Stock Price is between two Stock Price amounts in the table or the Change in Control Effective Date is between two dates in the table, the number of Make-Whole Shares issued upon conversion of the Securities will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Price amounts and/or the two dates in the table, based on a 365-day year, as applicable;
     (ii) if the Stock Price exceeds $100.00 per share, subject to adjustment as set forth herein, no Make-Whole Shares will be issued upon conversion of the Securities; and
     (iii) if the Stock Price is less than $16.60 per share, subject to adjustment as set forth herein, no Make-Whole Shares will be issued upon conversion of the Securities.
          (g) Notwithstanding the foregoing, in no event will the Company increase the Conversion Rate pursuant to this Section 11.12 to the extent the increase will cause the Conversion Rate to exceed 60.2329 per $1,000 Principal Amount of Securities, subject to adjustment as set forth herein.
          SECTION 11.13. Adjustment to Conversion Rate After a Public Acquirer Change in Control.
          (a) Notwithstanding the provisions of Section 11.12, if, following the Issue Date, a Change in Control constituting a Public Acquirer Change in Control occurs, the Company may, in lieu of issuing any Make-Whole Shares upon conversion, elect to adjust the Conversion Rate and the related Conversion Obligation such that from and after the effective date of such Public Acquirer Change in Control (the “Public Acquirer Change in Control Effective Date”), Holders shall be entitled to convert their Securities into a number of shares of Public Acquirer Common Stock, subject to the option of the Company to pay cash upon conversion pursuant to this Article

11 and to the other conditions of this Article 11, determined by multiplying the Conversion Rate in effect immediately before the Public Acquirer Change in Control by a fraction (i) the numerator of which will be (a) in the case of a consolidation, merger or binding share exchange pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (b) in the case of any other Public Acquirer Change in Control, the average Sale Price for the ten consecutive Trading Days prior to but excluding the Public Acquirer Change in Control Effective Date; and (ii) the denominator of which will be the average of the last reported sale prices of the Public Acquirer Common Stock for the ten consecutive Trading Days commencing on the Trading Day next succeeding the Public Acquirer Change in Control Effective Date.
          (b) A “Public Acquirer Change in Control” means a Change in Control in which the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (at such time that The Nasdaq National Market is not a U.S. national securities exchange) or which will be so traded or quoted when issued or exchanged in connection with such Change in Control (the “Public Acquirer Common Stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “Public Acquirer Common Stock” if an entity that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement and, in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s Capital Stock that are entitled to vote generally in the election of directors.
          (c) Within 10 Trading Days prior to but not including the expected effective date of a Change in Control that is also a Public Acquirer Change in Control, the Company will provide to all Holders of the Securities and the Trustee and the Conversion Agent a notification stating whether the Company will:
     (i) elect to adjust the Conversion Rate and related Conversion Obligation, in which case the Holders will not have the right to receive any Make-Whole Shares upon conversion, as described in Section 11.12; or
     (ii) not elect to adjust the Conversion Rate and related Conversion Obligation, in which case the Holders will have the right to convert Securities and, if applicable, receive Make-Whole Shares upon conversion as described in Section 11.12.
          SECTION 11.14. When Adjustment May Be Deferred.
          (a) No adjustment in the Conversion Rate will be required unless such adjustment would require a change of at least 1% of the Conversion Rate then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made at the time a Notice of Redemption is mailed and thereafter any

Conversion Rate adjustment shall be made without regard to the 1% threshold described in the preceding sentence.
          (b) All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be (with one-half cent and 5/100,000ths of a share being rounded upward).
          SECTION 11.15. When No Adjustment Required.
          (a) No adjustment to the Conversion Rate need be made if Holders may participate in the transaction (without exercising their conversion option) that would otherwise give rise to such an adjustment.
          (b) No adjustment to the Conversion Rate need be made:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, or exercisable, exchangeable or convertible security not described in (ii) above and outstanding as of the Issue Date;
     (iv) for a change in the par value of the Common Stock; or
     (v) for accrued and unpaid interest, if any.
          (c) To the extent the Securities become convertible pursuant to this Article 11 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.
          (d) Upon conversion of the Securities, the Holders of such Securities will receive, to the extent that the Company delivers shares of Common Stock upon such conversion, the rights related to such Common Stock pursuant to any existing or future shareholder rights plan. However, there will not be any adjustment to the conversion privilege or Conversion Rate as a result of:
     (i) the issuance of such rights;
     (ii) the distribution of separate certificates representing such rights;

     (iii) the exercise or redemption of such rights in accordance with any rights agreement; or
     (iv) the expiration, termination or invalidation of such rights.
          (e) Notwithstanding the foregoing, if a Holder of Securities exercising its right of conversion after the distribution of rights pursuant to any rights plan in effect at the time of such conversion is not entitled to receive the rights that would otherwise be attributable (but for the date of conversion) to the shares of Common Stock to be received upon such conversion, if any, the Conversion Rate will be adjusted as though the rights were being distributed to holders of Common Stock on the date the rights become separable from such stock. If such an adjustment is made and such rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the conversion rate on an equitable basis.
          (f) In no event will the Conversion Rate be adjusted to the extent the adjustment would reduce the Conversion Price below the par value per share of Common Stock.
          SECTION 11.16. Notice of Adjustment.
          Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, about manifest error. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.
          SECTION 11.17. Voluntary Increase.
          The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.
          A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of this Article 11.
          SECTION 11.18. Notice of Certain Transactions.
          If:
          (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.08, 11.09 or 11.10 (unless no adjustment is to occur pursuant to Section 11.15); or

          (b) the Company takes any action that would require a supplemental indenture pursuant to Section 11.19; or
          (c) there is a liquidation or dissolution of the Company;
then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution, as the case may be. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.
          SECTION 11.19. Reclassifications and Reorganization of Company.
          (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 11.08 applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, consolidation, merger, share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Security (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all Securities and that only Common Stock is issuable upon conversion thereof) immediately prior to such reclassification, consolidation, merger, share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, consolidation, merger, share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 11.19 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11.

          (b) The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, share exchanges, combinations, sales and conveyances.
          (c) If this Section 11.19 applies to any event or occurrence, the Conversion Rate will not be otherwise adjusted pursuant to this Section 11.
          SECTION 11.20. Company Determination Final.
          Any determination that the Company or the Board of Directors must make pursuant to this Article 11 shall be conclusive absent manifest error.
          SECTION 11.21. Trustee’s Adjustment Disclaimer.
          The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.19 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article 11. Each Conversion Agent and Paying Agent shall have the same protection under this Section 11.21 as the Trustee.
          SECTION 11.22. Simultaneous Adjustments.
          In the event that this Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.08(a) or (b), 11.08(c), 11.09 or 11.10, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.08(a) or (b), second, the provisions of Section 11.09, third, the provisions of Section 11.10 and, fourth, the provisions of 11.08(c).
          SECTION 11.23. Successive Adjustments.
          After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.
ARTICLE 12
PAYMENT OF INTEREST
          SECTION 12.01. Interest Payments.
          Interest on any Security that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in cash on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the City of New York mailed to the payee at its address set forth on the Registrar’s books. In the case of a Global Security, interest payable on any applicable Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.
          SECTION 12.02. Defaulted Interest.
          Any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest,” which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.
          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.04 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
          (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          SECTION 12.03. Interest Rights Preserved.
          Subject to the foregoing provisions of this Article 12 and Section 2.08, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
ARTICLE 13
MISCELLANEOUS
          SECTION 13.01. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the TIA, the required provision shall control.
          SECTION 13.02. Notices.
          Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company:	Quanta Services, Inc.
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
Attention: Chief Financial Officer
Fax: (713) 629-7671

if to the Trustee:	Wells Fargo Bank, National Association
MAC T5303-022
1445 Ross Avenue, 2nd Floor
Dallas, Texas 75202
Attention: Corporate Trust Services
Fax: (214) 777-4078
          All notices and communications (other than those sent to Holders) will be deemed to have been given: at the time delivered by hand, if personally delivered, and five Business Days after being deposited in the mail, postage prepaid, if mailed.
          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication given to a Holder shall be mailed to such Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and the Agents.
          Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any notice in an Authorized Newspaper may be in an official language of the country of publication.
          SECTION 13.03. Communication by Holders with Other Holders.
          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company and the Trustee, the Registrar or the Paying Agent, and anyone else, shall have the protection of TIA Section 312(c).
          SECTION 13.04. Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
          (a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) at the request of the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 13.05. Statements Required in Certificate or Opinion.
          Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
          (a) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

          (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.
          SECTION 13.06. Separability Clause.
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 13.07. Rules by Trustee, Paying Agent and Registrar.
          The Trustee may make reasonable rules for action by or a meeting of Holders. The Agents may make reasonable rules for their functions.
          SECTION 13.08. Legal Holidays.
          A “Legal Holiday” is any day other than a Business Day. If any specified date (including an Interest Payment Date, Redemption Date or the Maturity Date of any Security, or a date for giving notice) is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision which specifically states that such provision shall apply in lieu of this Section) payment of interest or Principal need not be made, or such other action need not be taken, on such date, but the action shall be taken on the next succeeding day that is not a Legal Holiday with the same force and effect as if made on the Interest Payment Date, Redemption Date or Maturity Date or such other date and to the extent applicable no interest, if any, shall accrue for the intervening period.
          SECTION 13.09. Governing Law.
          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
          SECTION 13.10. No Recourse Against Others.
          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          SECTION 13.11. Successors.
          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 13.12. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 13.13. Benefits of Indenture.
          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefits or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 13.14. Multiple Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
ARTICLE 14
CONTINGENT INTEREST
          SECTION 14.01. Contingent Interest.
          (a) The Company shall pay Contingent Interest with respect to the Securities for any Contingent Interest Period if the average Trading Price of the Securities for the five consecutive Trading Days immediately preceding the last Trading Day before the commencement of the applicable Contingent Interest Period equals or exceeds 120% of the Principal Amount of such Securities.
          (b) The amount of Contingent Interest payable per $1,000 Principal Amount of Securities in respect of any Contingent Interest Period shall equal an annual rate of 0.25% of the average Trading Price of such $1,000 Principal Amount of Securities during the five Trading Day period used to determine whether Contingent Interest must be paid, payable in arrears.
          (c) The Company shall be responsible for calculating the amounts of Contingent Interest, if any, accrued on the Securities. The Company shall make any such calculations using the Trading Price provided by the Bid Solicitation Agent. The Bid Solicitation Agent shall be entitled in its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Bid Solicitation Agent’s duties pursuant to this Article 14, and the Company agrees, if requested by the Bid Solicitation Agent, to cooperate with, and provide assistance to, the Bid Solicitation Agent in carrying out its duties under this Article 14.
          SECTION 14.02. Payment of Contingent Interest.
          Payments of Contingent Interest shall be made in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of other accrued and unpaid interest on any Securities that are submitted for conversion, as payments of other interest.

          SECTION 14.03. Contingent Interest Notification.
          By the first Business Day of a Contingent Interest Period for which Contingent Interest shall be payable, the Company shall disseminate a press release containing this information or publish the information on its website or through such other public medium as it may use at that time.
          SECTION 14.04. Other Agreements.
          (a) The Company agrees, and by acceptance of a Certificated Security or a beneficial ownership interest in a Global Security each Holder and each beneficial owner of the Securities shall be deemed to have agreed, for United States federal income tax purposes, (1) to treat the Securities as indebtedness that is subject to Treasury Regulations Section 1.1275-4 (the “Contingent Debt Regulations”) and, for purposes of the Contingent Debt Regulations, to treat the cash and the fair market value of any stock beneficially received upon any conversion of the Securities as a contingent payment, (2) to accrue interest with respect to the Securities as original issue discount on a constant yield basis, according to the “noncontingent bond method” set forth in Treasury Regulations Section 1.1275-4(b), using the comparable yield of 8.25% per annum compounded semi-annually and (3) in the absence of an administrative determination or judicial ruling to the contrary, to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Debt Regulations, with respect to the Securities. A Holder may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Securities by telephoning the Company’s Corporate Secretary at (713) 629-7600 or submitting a written request for such information to the Corporate Secretary of the Company, at the address set forth in Section 13.02.
          (b) The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment.
          (c) The Company acknowledges and agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes and (ii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.
          (d) The Company may cause to be withheld from any payment hereunder any tax withholding required by law or regulations, including, in the case of any withholding obligation arising from income that does not give rise to any cash or property from which any applicable withholding tax could be satisfied, set off against any subsequent payment of cash or property hereunder.
ARTICLE 15
SUBORDINATION OF DEBENTURES
          SECTION 15.01. Agreement to Subordinate.
          The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness, interest and other obligations of any kind evidenced by the Securities and this Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article 15, to the prior payment in full of all Senior Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or Guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness of the Company.
          No provisions of this Article 15 shall prevent the occurrence of any Event of Default.
          SECTION 15.02. Payment Over of Proceeds Upon Dissolution, Etc.
          In the event of any distribution of the assets of the Company upon:
          (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its creditors, as such, or to its assets,
          (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or
          (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in clause (a), (b) or (c) above (each such event, if any, being herein sometimes referred to as a “Proceeding”), the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of the Company, or provision shall be made for such payment, in cash or cash equivalents or otherwise in manner satisfactory to the holders of Senior Indebtedness of the Company, before the Holders are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company subordinated to the payment of the Securities), on account of principal of (or premium, if any) or interest on the Securities or on account of any purchase or other acquisition of Securities by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions, other than the payment or distribution of stock or securities of the Company referred to in the second succeeding paragraph, being herein referred to, individually and collectively, as a “Securities Payment”), and to that end the holders of Senior Indebtedness of the Company shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.
          In the event that, notwithstanding the foregoing provisions of this Section 15.02, the Trustee or the Holders shall have received any Securities Payment before all Senior Indebtedness of the Company is paid in full, or payment thereof is provided for, in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness of the Company, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay all Senior Indebtedness of the Company in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of the Company.
          For purposes of this Article 15 only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan or reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable Bankruptcy Law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness of the Company to substantially the same extent as the Securities are so subordinated as provided in this Article 15. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article 6 shall not be deemed a Proceeding for the purposes of this Section 15.02 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets, as the case may be, shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 6.
          SECTION 15.03. No Payment When Senior Indebtedness of the Company in Default.
          In the event that any Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment shall be made unless and until such Payment Default shall have been cured or waived in writing or shall have ceased to exist, or all amounts then due and payable in respect of Senior Indebtedness of the Company shall have been paid in full, or provision shall have been made for such payment, in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness of the Company.
          “Payment Default” means any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness of the Company when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

          In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing (or would occur as a result of a Securities Payment), then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from any holder, or agent for the holders, of the Designated Senior Indebtedness which is the subject of such Senior Nonmonetary Default, no Securities Payment shall be made during the period (the “Payment Blockage Period”) commencing on the date of such receipt of such written notice and ending on the earliest of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist or all Designated Senior Indebtedness that is the subject of such Senior Nonmonetary Default shall have been discharged; (ii) the 180th day after the date of such receipt of such written notice; and (iii) the date on which the Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the holder, or agent for the holders, of the Designated Senior Indebtedness initiating the Payment Blockage Period. No more than one Payment Blockage Period may be commenced with respect to the Securities during any 360-day period and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Payment Default or Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such Payment Default or Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days.
          “Senior Nonmonetary Default” means the occurrence or existence and continuance of any event of default with respect to any Designated Senior Indebtedness, other than a Payment Default, permitting the holders of such Designated Senior Indebtedness to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.
          In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or any Securityholder prohibited by the foregoing provisions of this Section 15.03, then and in such event such Securities Payment shall be paid over and delivered forthwith to the holders of Senior Indebtedness to the extent necessary to make payment in full to the holders of all unpaid Senior Indebtedness.
          The provisions of this Section 15.03 shall not apply to any Securities Payment with respect to which Section 15.02 would be applicable.
          SECTION 15.04. Payment Permitted If No Default.
          Nothing contained in this Article 15 or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such Securities Payment by the Securityholders, at any time except during the pendency of any Proceeding referred to in Section 15.02 or under the conditions described in Section 15.03, provided that the Trustee shall have no liability for any such application if it did not have knowledge that such Securities Payment was prohibited by the provisions of this Article 15.

          SECTION 15.05. Subrogation to Rights of Holders of Designated Senior Indebtedness of the Company.
          Upon (but not before) the payment in full of all Designated Senior Indebtedness in cash, cash equivalents or otherwise in a manner satisfactory to the holders thereof, the Holders shall (to the extent that amounts otherwise payable to such Holders have been paid to the holders of Designated Senior Indebtedness pursuant to this Article 15) be subrogated to the rights of any holder of Designated Senior Indebtedness to receive any further payments or distributions applicable to the Designated Senior Indebtedness until the Securities are paid in full; and such payments or distributions received by the Holders by reason of such subrogation, which otherwise would be paid or distributed to the holders of Designated Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Designated Senior Indebtedness, on the one hand, and the Holders of Securities, on the other hand, be deemed to be a payment by the Company on account of Designated Senior Indebtedness and not on account of the Securities.
          SECTION 15.06. Provisions Solely to Define Relative Rights.
          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness of the Company on the other hand. Nothing contained in this Article 15 or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness of the Company and the Holders, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article 15 of the holders of Senior Indebtedness of the Company, is intended to rank equally with all other general obligations of the Company), to pay to the Holders the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness of the Company; or (c) prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 15 of the holders of Senior Indebtedness of the Company to receive cash, property and securities otherwise payable or deliverable to the Trustee or the Holders.
          SECTION 15.07. Trustee to Effectuate Subordination.
          Each Holder by his acceptance of a Security authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 15 and appoints the Trustee its attorney-in-fact for any and all such purposes.
          SECTION 15.08. No Waiver of Subordination Provisions.
          No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
          Without in any limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 15 or the obligations hereunder of the Holders to the holders of Senior Indebtedness of the Company, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Company, or otherwise amend or supplement in any manner Senior Indebtedness of the Company or any instrument evidencing the same or any agreement under which the Senior Indebtedness of the Company is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Company; (iii) release any Person liable in any manner for the collection of Senior Indebtedness of the Company; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.
          SECTION 15.09. Notice to Trustee.
          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities; provided, however, that failure to provide such notice shall not affect the subordination of the Securities provided for herein. Notwithstanding the provisions of this Article 15 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness of the Company or from any agent or trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 15.09 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.
          Subject to the provisions of Section 8.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee, agent or other representative thereof) to establish that such notice has been given by a holder of Senior Indebtedness of the Company (or a trustee, agent or other representative thereof). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 15, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 15, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
          SECTION 15.10. Reliance on Judicial Order or Certificate of Liquidating Agent.
          Upon any payment or distribution of assets of the Company referred to in this Article 15, the Trustee, subject to the provisions of Section 8.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 15.
          SECTION 15.11. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company.
          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company, or to any other Person, cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 15 or otherwise.
          SECTION 15.12. Rights of Trustee as Holder of Senior Indebtedness of the Company; Preservation of Trustee’s Rights.
          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 15 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
          Nothing in this Article 15 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.
          SECTION 15.13. Article Applicable to Paying Agents.
          In case at any time Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 15 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 15 in addition to or in place of the Trustee; provided, however, that this Section 15.13 shall not apply to the Company, or any Affiliate of the Company, if it or such Affiliate acts as Paying Agent.

          IN WITNESS WHEREOF, the Company and the Trustee have caused this Indenture to be duly executed by their undersigned authorized officers as of this May 3, 2006.

QUANTA SERVICES, INC.
By:	/s/ James H. Haddox
James H. Haddox
Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Nancye Patterson
Nancye Patterson
Vice President

EXHIBIT A
[FORM OF FACE OF SECURITY]
UNLESS (i) THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND (ii) ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.1
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT

[1]	This paragraph should be included only if the Security is a Global Security.

PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).
THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 3, 2006 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.2
FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER’S “COMPARABLE YIELD” FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 14.04 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE “CONTINGENT DEBT REGULATIONS”), AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK, IF ANY, RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT AND (II) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE” WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO THE SECURITIES, AND TO ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” IS 8.25% PER ANNUM, COMPOUNDED SEMIANNUALLY. YOU MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY TELEPHONING THE COMPANY’S CORPORATE SECRETARY AT 713.629.7600 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: QUANTA SERVICES, INC., 1360 POST OAK

[2]	This paragraph should be included only if the Security is a Restricted Security.

BOULEVARD, SUITE 2100, HOUSTON, TEXAS 77056, ATTENTION: CORPORATE SECRETARY.

QUANTA SERVICES, INC.
3.75% Convertible Subordinated Note due 2026

No.	CUSIP:
          QUANTA SERVICES, INC., a Delaware Corporation, promises to pay to                      or registered assigns, the Principal Amount of           Dollars ($     ) [or such lesser amount as may be endorsed on the Schedule of Exchanges of Interests in the Global Security attached hereto]3 on April 30, 2026.
          This Security shall bear cash interest at the rate of 3.75% per annum. This Security is convertible as specified on the other side of this Security.
          Additional provisions of this Security are set forth on the other side of this Security.

QUANTA SERVICES, INC.

By:

Name:
Title:
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:
Authorized Officer
Dated:

[3]	This clause should be included only if the Security is a Global Security.

[FORM OF REVERSE SIDE OF SECURITY]
3.75% Convertible Subordinated Note due 2026
1. Interest
          This Security shall bear cash interest at the rate of 3.75% per annum. The Company shall also pay any Additional Interest owing hereon pursuant to the Registration Rights Agreement and any Contingent Interest owing hereon pursuant to Article 14 of the Indenture, and all references to “interest” in this Security shall be deemed to include Additional Interest and Contingent Interest, unless the context indicates otherwise. Interest on this Security shall accrue from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest shall be payable semiannually in arrears on April 30 and October 30 of each year, beginning on October 30, 2006, to the holders of record of Securities at the close of business on the April 15 or October 15 immediately preceding such Interest Payment Date; provided, however, that interest payable upon redemption or purchase of the Securities by the Company shall be paid to the Person to whom Principal is payable, unless the Redemption Date, Repurchase Date or Change in Control Purchase Date, as the case may be, is an Interest Payment Date. Each payment of cash interest on this Security shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Interest shall cease to accrue on this Security upon its Maturity or conversion.
          If any portion of the Principal Amount hereof or any premium hereon is not paid when due (whether upon acceleration pursuant to Section 7.02 of the Indenture, upon the Redemption Date, the date set for payment of the Repurchase Price pursuant to paragraph 6 hereof, the date set for payment of the Change in Control Purchase Price pursuant to paragraph 7 hereof or at the Maturity Date) or if interest due hereon or any portion of such interest is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.75% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
2. Method Of Payment; Subordination
          Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Repurchase Prices and Change in Control Purchase Prices and at the Maturity Date to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Subject to the rights of the Holders of Certificated Securities to receive payments by wire transfer as provided in Section 12.01 of the Indenture, the Company may pay interest thereon by check mailed to the address of the Holder as it appears on the register of the Securities; provided, however, that all payments on any Global Security shall be made by wire transfer of immediately available funds to the account of the Global Security Holder.

          This Security is subordinated in right of payment, to the extent and in the manner provided in Article 15 of the Indenture, to the prior payment in full of Senior Indebtedness of the Company.
3. Paying Agent, Bid Solicitation Agent, Conversion Agent And Registrar
          Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent, Bid Solicitation Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Bid Solicitation Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.
4. Indenture
          The Company issued the Securities under an Indenture dated as of May 3, 2006 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.
          The Securities are unsecured subordinated obligations of the Company limited to up to $143,750,000 aggregate Principal Amount (subject to Section 2.08 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.
5. Optional Redemption by the Company
          At any time on or after April 30, 2010 and prior to April 30, 2013, the Company may redeem the Securities, in whole or in part, for cash at a Redemption Price equal to 100% of the Principal Amount being redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date, if the average Sale Price is equal to or greater than 130% of the Conversion Price then in effect for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the Notice of Redemption. In addition, at any time on or after April 30, 2010, the Company may redeem the Securities for cash, in whole or in part, upon not less than 30 or more than 60 days’ notice, at the Redemption Prices (expressed as percentages of Principal Amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period beginning on April 30 of the years indicated below:

YEAR	PERCENTAGE
2010	101.607%
2011	101.071%
2012	100.535%
2013 and thereafter	100.000%

6. Purchase by the Company at the Option of the Holder
          Securities or portions thereof shall be purchased by the Company at the option of the Holder for cash on the Repurchase Dates of April 30, 2013, April 30, 2016 and April 30, 2021, at a Repurchase Price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Repurchase Date.
          Securities in denominations larger than $1,000 of Principal Amount may be purchased in part, but only in integral multiples of $1,000 of Principal Amount.
7. Purchase by the Company at the Option of the Holder upon a Change in Control
          If a Change in Control occurs at any time prior to April 30, 2013, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder on the date that is 20 Business Days after the delivery of a Change in Control Notice to be delivered in connection with the occurrence of a Change in Control of the Company for a Change in Control Purchase Price equal to the Principal Amount of the Securities to be purchased, plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.
          Securities in denominations larger than $1,000 of Principal Amount may be purchased in part, but only in integral multiples of $1,000 of Principal Amount.
8. Conversion
          Subject to the conditions and upon compliance with the provisions of Article 11 of the Indenture, the Holder hereof has the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 of Principal Amount or an integral multiple thereof) of this Security, into shares of Common Stock based on an initial Conversion Rate of 44.6229 shares of Common Stock per $1,000 of Principal Amount. Upon surrender of this Security for conversion, the Company has the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock, in amounts specified in Article 11 of the Indenture.
          The right to surrender Securities for conversion will expire at the close of business on the Business Day immediately preceding the Maturity Date.
          The Conversion Rate is subject to adjustment as provided in Article 11 of the Indenture.
9. Defaulted Interest
          Any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

10. Denominations; Transfer; Exchange
          The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and other governmental charges required by law.
11. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of this Security for all purposes.
12. Unclaimed Money
          The Trustee and the Paying Agent shall return to the Company upon written request any money or other property held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable escheat or other unclaimed property laws. After return to the Company, Holders entitled to the money or other property must look to the Company for payment as general creditors unless an applicable escheat or other unclaimed property law designates another person.
13. Amendment; Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 6 of the Indenture, to add to the Company’s covenants for the benefit of the Securityholders or to surrender any right or power conferred on the Company, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holders.
14. Defaults and Remedies
          Under the Indenture, Events of Default include:
          (a) the Company defaults in the payment of the Principal Amount or any premium, a Redemption Price, Repurchase Price or a Change in Control Purchase Price with respect to any Security when such becomes due and payable, whether or not such payment is prohibited by the subordination provisions of the Indenture;
          (b) the payment of any interest due upon any Security when the same becomes due and payable and continuance of such default for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture;

          (c) the Company fails to convert any Security in accordance with the terms of this Security and the Indenture upon exercise of the Holder’s conversion right, and such default continues for a period of five days or more;
          (d) the Company fails to comply with any of its agreements, covenants or warranties in the Securities or the Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;
          (e) the Company or any of its Subsidiaries defaults in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of the Indebtedness of the Company or any of its Subsidiaries for money borrowed in excess of $20,000,000 in the aggregate, whether such Indebtedness now exists or shall hereafter be created, resulting in such Indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Subsidiary;
          (f) final unsatisfied judgments not covered by insurance aggregating in excess of $20,000,000 are rendered against the Company or any of its Subsidiaries and are not stayed, bonded or discharged within a period of 60 consecutive days; or
          (g) certain events of bankruptcy or insolvency.
          If an Event of Default described in clauses (a) – (f) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare the Principal Amount through the date of such declaration, and any accrued and unpaid interest to, but excluding, the date of such declaration, on all the Outstanding Securities to be due and payable immediately. If an Event of Default described in clause (g) occurs with respect to the Company, the Principal Amount of the Outstanding Securities, plus all accrued and unpaid interest thereon through, but excluding, the date of such occurrence shall become immediately due and payable.
          Under certain circumstances, the Holders of a majority in aggregate principal amount of the Outstanding Securities may rescind any acceleration with respect to the Securities and its consequences.
          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (a) or (b) above) if it determines that withholding notice is in their interests.

15. Trustee Dealings with the Company
          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
16. No Recourse Against Others
          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
17. Authentication
          This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.
18. Abbreviations
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19. Governing Law
          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.
20. Contingent Interest
          The Holder of this Security, and the owner of any beneficial interest herein, agree with the Company to treat the Securities as indebtedness that is subject to U.S. Treasury regulations governing contingent payment debt instruments, all as provided in Article 14 of the Indenture.

            The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:
Quanta Services, Inc.
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
Attention: Corporate Secretary

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Insert assignee’s Soc. Sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                  agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:                                         Your Signature:
(Sign exactly as your name appears on the other side of this Security).
Signature Guarantee:
(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
     The following increases or decreases in this Global Security have been made:

Principal Amount of this
	Amount of Decrease in	Amount of Increase in	Global Security	Signature of Authorized
	Principal Amount of this	Principal Amount of this	Following such Decrease	Officer of Trustee or
Date of Exchange	Global Security	Global Security	or Increase	Securities Custodian

EXHIBIT B
FORM OF CONVERSION NOTICE
To convert this Security into Common Stock of the Company, check the box: [ ]
To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):
$
If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s Soc. Sec. or tax ID no.)

(Print or type other person’s name, address and zip code)
Date:                                         Your Signature:
(Sign exactly as your name appears on the other side of this Security).
Signature Guarantee:
(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-1

EXHIBIT C
FORM OF REPURCHASE NOTICE
To: Quanta Services, Inc.
The undersigned hereby requests and instructs the Company to repay the entire Principal Amount of this Security, or a portion hereof (which is $1,000 of Principal Amount or an integral multiple thereof) below designated, on                                                         ,           in accordance with the terms of the Indenture referred to in this Security at the Repurchase Price, to the registered holder hereof.
[If Certificated Securities have been issued, add: The certificate number of the Securities that the holder will deliver to be purchased is ___. If the Securities are not in certificated form, the Repurchase Notice must comply with appropriate Depositary procedures.]
Principal Amount to be repaid (if less than all): $ ,000
Securities shall be purchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture.
Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.
Signature Guarantee:
(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

C-1

EXHIBIT D
FORM OF CHANGE IN CONTROL PURCHASE NOTICE
To: Quanta Services, Inc.
The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Quanta Services, Inc. (the “Company”) as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repay the entire Principal Amount of this Security, or the portion thereof (which is $1,000 of Principal Amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, to the registered holder hereof.
[If Certificated Securities have been issued, add: The certificate number of the Securities that the holder will deliver to be purchased is ___. If the Securities are not in certificated form, the Change in Control Repurchase Notice must comply with appropriate Depositary procedures.]
Principal Amount to be repaid (if less than all): $ ,000
Securities shall be purchased by the Company as of the Change in Control Purchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture.
Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

Social Security or Other Taxpayer Identification
Number
Signature Guarantee:
(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

D-2